Exhibit 99

The Procter & Gamble Savings Plan
Amended and Restated Effective as of July 1, 2019

Table of Contents
Article 1 Introduction
1.1	Plan History.
1.2	Applicability of the Plan.
1.3	Purpose.
Article 2 Definitions
Article 3 Eligibility and Participation
3.1	Eligible Employees and Participation.
3.2	Eligibility Service.
3.3	Duration.
3.4	Participating Affiliates.
Article 4 Contributions and Accounts
4.1	Elective Contributions.
4.2	Section 402(g) Limit on Elective Contributions.
4.3	Section 401(k) Limit on Elective Contributions.
4.4	Section 415 Limitation on Annual Additions.
4.5	Rollover Contributions and Account.
4.6	Trustee to Trustee Transfers.
Article 5 Vesting
5.1	Vesting in Accounts.
5.2	Application of Unallocated Amounts.
Article 6 Investments and Accounting
6.1	Investment of Accounts.
6.2	Plan Accounting and Allocation of Investment Earnings.
6.3	Plan Expenses.
Article 7 In-Service Withdrawals And Loans
7.1	In General.
7.2	In-Service Withdrawals and Hardship Withdrawals.
7.3	Loans.
Article 8 Distributions Following Termination, Disability, or Death.
8.1	Distribution Following Termination of Employment
8.2	Distribution Following Disability
8.3	Minimum Required Distributions, Consent, and Cash-Outs
8.4	Distribution Following Death
8.5	Ordering Rules and Form of Distributions.
8.6	Distribution Commencement.
8.7	Direct Rollovers.
8.8	Beneficiaries.
8.9	Withholding Taxes.
8.10	In-Plan Roth Conversion.
Article 9 Benefit Claims
9.1	Application for Benefits.
9.2	Claims Review Procedure.
9.3	Limitation on Legal Actions.
Article 10 Administration
10.1	The Committees and Plan Administrator.
10.2	The Stock Fiduciary
10.3	Compensation and Expenses.
10.4	Manner of Action.
10.5	Officers, Employment of Specialists.
10.6	Administration.
10.7	Expenses of Administration.
10.8	Indemnity for Liability.
Article 11 Trust
11.1	Financing.
11.2	Contributions.
11.3	Nonreversion.
11.4	Transfer of Assets and Liabilities.
Article 12 Top Heavy Provisions
12.1	Application of Top Heavy Provisions.
12.2	Minimum Contributions.
Article 13 Amendment, Termination, and Merger
13.1	Plan Amendments.
13.2	Limitations on Amendments.
13.3	Merger, Consolidation, or Transfer.
13.4	Termination.
13.5	USERRA Provisions.
Article 14 Miscellaneous
14.1	Benefits Not Assignable
14.2	Missing Persons.
14.3	Incapacity.
14.4	Gender, Number, and Delegation.
14.5	No Enlargement of Employee Rights.
14.6	Applicable Law.
14.7	Severability.
14.8	Headings.
Appendix A:Historical Supplement

Article 1 INTRODUCTION
1.1 Plan History.
Effective January 1, 1991, Procter & Gamble Pharmaceuticals, Inc. (“Company”), formerly known as Norwich Eaton Pharmaceuticals, Inc., established the Procter & Gamble Master Savings Plan (“Master Plan”).  The Master Plan provided a uniform body of provisions for the creation of individual employee savings plans by the Company or its Affiliates and the Procter & Gamble Subsidiaries Savings Plan (“Subsidiaries Savings Plan”) was established pursuant to the Master Plan.  Each individual plan was established through a supplement to the Master Plan, and the terms of the Master Plan were incorporated by reference into each plan.
The Master Plan was amended from time to time to comply with applicable changes to the law, add supplements, and to clarify or revise the Master Plan.  Effective July 1, 2002, all supplements were merged into the Subsidiaries Savings Plan. Effective January 1, 2006, all supplements were eliminated and replaced with Supplement A, and all unnecessary and differing plan provisions and supplements for the various programs were eliminated.
Effective July 1, 2007, the Master Plan, including the Subsidiaries Savings Plan, is amended and restated to incorporate all amendments made since the January 1, 1999 restatement, including amendments made to reflect the enactment of the Economic Growth and Tax Relief Reconciliations Act of 2001, and is merged with the section 401(k) portion of the Procter & Gamble Profit Sharing Trust and Employee Stock Ownership Plan (“PST”), which has been spun off from the PST, to create the Procter & Gamble Savings Plan (“Plan”).
Effective September 4, 2009, the assets of The Gillette Company Employees’ Savings Plan for participants located in the United States were transferred to the Plan.
In 2010, the Company merged several prototype plans into the Plan. On or about June 18, 2010, the assets of The Procter & Gamble 401(k) Profit Sharing Plan were transferred to the Plan.  On or about June 17, 2010, the assets of the P&G Prestige Products, Inc. 401(k) Profit Sharing Plan were transferred to the Plan. On or about October 1, 2010, the assets of The Wella Employees Savings Plan were transferred to the Plan.  On November 1, 2010, the assets of the HDS Cosmetics Lab, Inc 401(k) Profit Sharing Plan & Trust and the Frederic Fekkai 401(k) Retirement Savings Plan were transferred to the Plan.
The Plan is amended and restated effective as of July 1, 2019.
1.2 Applicability of the Plan.
Notwithstanding anything in the Plan to the contrary, the effective date of any provision that constitutes an amendment shall be subject to the limitations described in section 13.2(b).
1.3 Purpose.
The purpose of the Plan is to encourage Employees to accumulate capital on a regular and long-term basis to supplement their retirement income.  The Plan and the Trust that forms part of the Plan are intended to qualify as a plan and trust which meet the requirements of sections 401(a) and 501(a) of the Code, and the Plan is an employee pension benefit plan within the meaning of ERISA. The cash or deferred participant elections under the Plan are intended to satisfy Code section 401(k).  The portion of the Plan identified in section 6.1(a) as the ESOP Subaccount is intended to be an employee stock ownership plan that complies with the requirements of Code sections 401(a) and 4975(e)(7).
Article 2 DEFINITIONS
Whenever used in the Plan, the following terms shall have the respective meanings set forth below, unless otherwise expressly provided in the Plan.
“Account” means, collectively or individually as the context indicates, a Participant’s Before-Tax Account, After-Tax Account, Rollover Contribution Account, Company Contribution Account, Transferred Company Contribution Account, Prior Plan Money Account, QNEC Account, Roth Account, In-Plan Roth Conversion Account, and such other Accounts as the Plan Administrator deems advisable to administer the Plan.  Each Account reflects its allocable share of investment earnings, gains, and losses (realized and unrealized) pursuant to section 6.2 and plan expenses chargeable under section 6.3.  The Accounts are further defined as follows:
(a)
Before-Tax Account means the account holding a Participant’s Before-Tax Contributions and other contributions pursuant to Code section 401(k) made to a plan merged into or transferring assets into this Plan.

(b)
After-Tax Account means the account holding a Participant’s after-tax contributions pursuant to Code section 401(m) made to the predecessor to this Plan or to a plan merged into or transferring assets into this Plan.

(c)
Rollover Contribution Account means the account holding a Participant’s rollover contributions to this Plan or to a plan merged into or transferring assets into this Plan.  The Plan Administrator will maintain separate records of Roth rollover contributions (and earnings and losses thereon) to a Participant’s Rollover Contribution Account.

(d)
Company Contribution Account means the account holding employer matching contributions made to a plan merged into or transferring assets into this Plan (other than amounts held in the Transferred Company Contribution Account).

(e)
Transferred Company Contribution Account means the account holding matching and/or profit-sharing contributions made to the Hawaiian Punch Savings Plan, the Max Factor Savings Plan, the Speas Savings Plan, the Sundor Savings Plan, the Richardson-Vicks Savings Plan, the Giorgio Savings Plan, the Dover Savings Plan, or the Merged Plans, which were merged into this Plan.

(f)
Prior Plan Money Account means the account holding company incentive contributions made to the Richardson-Vicks Savings Plan and profit-sharing contributions made to the Tambrands Savings Plan or the Millstone Savings Plan.

(g)	QNEC Account means the account holding any qualified non-elective contributions made pursuant to Code section 401(k) to this Plan or to a plan merged into or transferring assets into this Plan.
(h)
ESOP Transferred Account means the account holding amounts that were originally transferred from The Gillette Company Employee Stock Ownership Plan (“Gillette ESOP”) to the Gillette Savings Plan, and subsequently transferred to this Plan, and amounts transferred from the Gillette ESOP directly to this Plan from time to time.

(i)
Roth Account means the account holding a Participant’s Roth Contributions pursuant to Code section 402A to this Plan or to a plan merged into or transferring assets into this Plan.  No contributions other than Roth Contributions and properly attributable earnings (or losses) shall be credited to a Participant’s Roth Account.  The Plan Administrator will maintain separate records of amounts contributed (and earnings or losses thereon) to a Participant’s Roth Account.

(j)
In-Plan Roth Conversion Account means an Account established for a Participant for the sole purpose of separately accounting for amounts (and earnings thereon) converted in an In-Plan Roth Conversion pursuant to section 8.10. The Plan Administrator has the authority to establish subaccounts based on the source Account of the In-Plan Roth Conversion.  Any amounts transferred to the In-Plan Roth Conversion Account shall retain the characteristics of the source Account from which the amount was transferred (except for the tax treatment of such amount when distributed from the Plan).  The Plan Administrator will maintain separate records of amounts contributed (and earnings or losses thereon) to a Participant’s In-Plan Roth Conversion Account.

“Affiliate” means—
(a)	a corporation that is a member of the same controlled group of corporations (within the meaning of Code section 414(b)) as an Employer,
(b)	a trade or business (whether or not incorporated) that is under common control with an Employer within the meaning of Code section 414(c),
(c)	a member of the same affiliated service group (as defined in Code section 414(m)) as an Employer, or
(d)	another entity required to be aggregated with an Employer under Code section 414(o).
Solely for purposes of calculating Eligibility Service, Hours, and Hours of Service, the term “Affiliate” shall include Teva Pharmaceuticals USA, Inc. for the period of November 1, 2011 through July 1, 2014 with respect to each individual who is hired by the Company or an Affiliate on the date of the closing of the transaction with Teva Pharmaceuticals USA, Inc.
“Before-Tax Contributions” means the Elective Contributions paid to the Plan pursuant to section 4.1(a) that are not Roth Contributions, and that are not includible in the Participant’s gross income at the time deferred.
“Beneficiary” means the person specified by the Participant or former Participant under section 8.8.
“Board of Directors” means the Board of Directors of the Company.
“Break in Service” means—
(a)
In General. A “Break in Service” means a period of time from the date of an Employee’s termination of employment with the Employer and all Affiliates to the date that the Employee returns to such employment and first performs an Hour of Service.

(b)	One-Year Break in Service. A “One-Year Break in Service” occurs if an Employee is credited with less than 501 Hours of Service in a Computation Period.
“Code” means the Internal Revenue Code of 1986, as amended.
“Company” means The Procter & Gamble Company.
“Company Stock” means the common stock of The Procter & Gamble Company.
“Company Stock Fund” means the Fund that is invested primarily or entirely in Company Stock and other qualifying employer securities as defined in ERISA section 407(d)(5).
“Compensation” for any Employee shall include the Employee’s wages within the meaning of section 3401(a) of the Code and all other payments of compensation to the Employee by an Employer for which the Employer is required to furnish the Employee with a written statement under Code sections 6041(d), 6051(a)(3), and 6052 (Form W-2), plus the Employee’s Elective Contributions and all salary reduction contributions made to other Code section 401(k), Code section 125 and Code section 132(f)(4) plans of the Employer or an Affiliate on behalf of the Employee.  Compensation shall include only (i) amounts described above that are paid as part of a normally scheduled pay cycle, e.g., Compensation does not include bonus amounts or special separation payments that are paid on an out-of-cycle basis, (ii) amounts described above that are paid prior to severance from employment, (iii) regular pay, overtime, commissions, bonuses, payments for unused accrued bona fide vacation, and similar payments that would have been paid prior to severance from employment if the employee had not terminated employment and that are paid by the later of 2 ½ months after severance from employment or the end of the Plan Year in which severance from employment occurs, and (iv) military differential payments, regardless of the timing of the payments, but only to the extent that the payments do not exceed the pay that the Participant would have received if he or she had remained actively employed by the Company rather than entering qualified military service.  With respect to any non-resident alien Participant, Compensation includes such compensation without regard to whether it is derived from sources within the United States or effectively connected with the conduct of a trade or business within the United States.  Compensation taken into account shall not exceed $230,000, as adjusted for the Plan Year for cost-of-living increases in accordance with section 401(a)(17) of the Code.
“Compensation Reduction Agreement” means an agreement between an Eligible Employee and the Employer under which the Employer reduces the Employee’s Compensation in an amount determined by the Employee with respect to services rendered after the execution of the agreement and the Employer agrees to contribute an amount equal to the reduction to the Plan on behalf of the Employee as an Elective Contribution.  A Compensation Reduction Agreement in effect on June 30, 2007 under the PST shall continue in effect and be treated as a Compensation Reduction Agreement under this Plan for an Eligible Employee who becomes a Participant in the Plan on July 1, 2007.
“Computation Period” for an Employee, means any consecutive twelve month period beginning on the Employee's employment commencement date, which is the first day for which the Employee is entitled to be credited with an Hour of Service for the Employer or an Affiliate, or any anniversary date thereof.
“Deferred Contributions Subaccount” means the subaccount of the Trust established to hold assets of the Trust invested in the Funds, other than the Company Stock Fund.
“Disability” means the inability of a Participant to work due to an illness or injury, which inability—
(a)	lasts for a period of at least one year, and
(b)	is determined by the Social Security Administration to be a permanent and total disability under the United States Social Security Act.
“Elective Contributions” means amounts paid to the Plan under a Compensation Reduction Agreement or a deemed election to reduce a Participant’s Compensation pursuant to section 4.1(c) or (d).  Elective Contributions may be Before-Tax Contributions or Roth Contributions.  Unless otherwise specified by the Plan, any reference in the Plan to Elective Contributions includes both Before-Tax Contributions and Roth Contributions.
“Eligibility Service” for any Employee, means service provided to an Employer or an Affiliate during any Computation Period in which the Employee is credited with Hours of Service for purposes of eligibility to participate in the Plan.
“Eligible Employee” means an Employee who meets the eligibility conditions of section 3.1(a).
“Employee” means—
(a)
any person who is employed by an Employer or an Affiliate for a regular fixed compensation, and for whom the Employer or an Affiliate holds the right to fix the rate of compensation, terminate employment and in a broad sense to prescribe the duties to be performed and the manner in which they are to be performed whether the person is performing services directly for the Employer or is on loan to an Affiliate not participating in this Plan (including, without limitation, persons permitted to be treated as an Employee for the purpose of this Plan under Code section 406); or

(b)	a person who is a Leased Employee and who is required to be treated as an Employee under section 414(n) of the Internal Revenue Code.
“Employer” means the Company or any participating Affiliate that has been designated pursuant to section 3.4 as participating in the Plan for the benefit of certain of its Employees.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“ESOP Subaccount” means the subaccount of the Trust established to hold assets of the Trust invested in the Company Stock Fund.
“Fund” or “Funds” means the investment fund or funds established pursuant to section 6.1(b), individually or collectively as the context indicates.
“Gillette Savings Plan” means The Gillette Company Employees’ Savings Plan.
“Highly Compensated Employee” means, effective July 1, 2017, an Employee who—
(a)	was a 5-percent owner (within the meaning of Code section 416(i)(1)(B)) at any time during the Plan Year or the preceding Plan Year, or
(b)
during the preceding Plan Year received compensation from the Employer and Affiliates in excess of $80,000 (or such other amount as is in effect for the year under Code section 414(q) to reflect changes in the cost of living).

(c)	Special Rules.
(1)
An Employee who is a nonresident alien and who receives no earned income (within the meaning of Code section 911(d)(2)) from the Employer or an Affiliate that constitutes income from sources within the United States is not treated as an Employee for the purpose of this section.

(2)
A former Employee is treated as a Highly Compensated Employee if he or she was a Highly Compensated Employee at separation from service or was a Highly Compensated Employee at any time after attaining age 55.

Whether any individual is treated as a Highly Compensated Employee shall be determined in accordance with the rules of section 414(q) of the Code and any regulations thereunder, including any determination by the Plan Administrator regarding the period for the determination of Highly Compensated Employees or the definition of compensation used to identify Highly Compensated Employees.
“Hour” or “Hour of Service” means each hour (or fraction of an hour) for which one of these events occurs:
(a)	An Employee is paid or entitled to payment for performing duties for an Employer or an Affiliate.
(b)
An Employee is paid or entitled to payment by an Employer or an Affiliate even though no duties were performed, and even though the employment relationship may have ended.  Periods for which such payments might be made include vacation and holidays, and absence due to illness, injury, jury duty, military duty, leaves of absence and layoff.  A payment made from a disability benefit plan or a disability insurance policy maintained by an Employer or an Affiliate shall be deemed a payment by an Employer or an Affiliate.

(c)
An Employee is neither paid nor entitled to payment by an Employer or an Affiliate because of one or more of the events mentioned in item (b) above.  Any Hour credited under this item (c) will be credited as if the Employee were at work at his or her customary time and place, and for as many Hours as the Employee could customarily work, but not over 40 Hours per week.

There are three exceptions to the provisions of this section.  First, no Hours credited during an unpaid layoff are counted in determining eligibility to join the Plan.  Second, periods of unpaid layoff beyond 12 months do not count in determining Eligibility Service.  Third, the period of an unpaid leave of absence does not count in determining Eligibility Service if the Employee does not return to work from such leave, unless he or she is prevented from returning to work by death, disability or retirement.
(d)
An Employee is entitled to back pay under a court award, consent decree or settlement entered into by an Employer or an Affiliate.  It makes no difference whether such pay is in lieu of or in addition to damages which may be awarded the Employee.  Any Hour credited under this item (d) will be credited for the period to which the award, decree or settlement relates.

(e)	An Employee normally would have been credited (or, if normal work hours cannot be determined, then eight hours for each normal work day) during any period while the Employee is absent due to:
(1)	the Employee's pregnancy,
(2)	the birth of the Employee's child,
(3)	the placement of a child in connection with its adoption by the Employee or
(4)	caring for a child during the period immediately following its birth or placement for adoption.
No more than 501 Hours may be credited under this provision for any one pregnancy, birth or adoption.  Hours credited under this provision shall be applied only to prevent a Break in Service.  All hours credited under this provision shall be credited in the Computation Period during which the absence begins only if it is necessary to prevent a Break in Service in that Computation Period.  Otherwise, the applicable hours shall be credited in the following Computation Period.  The Plan Administrator may require certification, under reasonable and uniform rules, to establish the basis of absence under this provision.
The calculation and crediting of Hours under this section will be done according to regulations of the U.S. Department of Labor, section 2530.200b‑2(b) and (c), as amended, or any successor applicable laws or regulations.  However, in no event will an Hour be counted more than once under this section.
“Investment Committee” means the Investment Committee described in sections 6.1, 10.1 and 11.1.
“Leased Employee” means a person who is a leased employee as that term is defined in Code section 414(n).
“Merged Plans” means the Gillette Savings Plan and, effective as of the date each relevant plan was merged into the Plan, The Procter & Gamble 401(k) Profit Sharing Plan, the P&G Prestige Products, Inc. 401(k) Profit Sharing Plan, The Wella Employees Savings Plan, the HDS Cosmetics Lab, Inc. 401(k) Profit Sharing Plan & Trust, and the Frederic Fekkai 401(k) Retirement Savings Plan.
“Non-Highly Compensated Employee” means an Employee who is not a Highly Compensated Employee.
“Normal Retirement Age” means a Participant’s sixty-fifth birthday.
“Participant” means an Eligible Employee who satisfies the conditions of section 3.1(a) and who remains in the employ of the Employer and continues to fulfill these requirements.
“Plan” means the Procter & Gamble Savings Plan.
“Plan Administrator” means the person or organization appointed by the Board of Directors of The Procter & Gamble Company or its delegate as provided in Article 10 of this Plan.
“Plan Year” means July 1 to June 30. The Plan shall have a short Plan Year during the period January 1, 2007 to June 30, 2007.
“Policy Committee” means the Policy Committee described in section 10.1.
“PST” means the Procter & Gamble Profit Sharing Trust and Employee Stock Ownership Plan.
“Rollover Contributions” means the contributions described in section 4.5(a).
“Rollover Contributions Account” means the account described in section 4.5(b).
“Roth Contribution” means an Elective Contribution that is includible in gross income at the time contributed because the Participant has irrevocably designated such amount as a Roth Contribution, as contemplated by Code section 402A and section 4.1(b) of the Plan.
“Spouse,” whether or not capitalized, means, with respect to any Participant, an individual to whom a Participant is legally married under the law of any domestic or foreign jurisdiction having the legal authority to sanction marriages, and references to a ‘married’ Participant mean a Participant who is legally married under the law of any domestic or foreign jurisdiction having the legal authority to sanction marriages.
“Stock Fiduciary” means a committee comprised of the individuals who are designated as the trustees under the PST, as they may be appointed and removed under the PST from time to time.  The Stock Fiduciary’s sole responsibilities with respect to this Plan are those described in Section 10.2 of the Plan.
“Subsidiary” means a company in which the Company holds or acquires, directly or indirectly, the majority of the voting stock. Preacquisition service with an acquired Subsidiary shall count for purposes of eligibility.  However, a Subsidiary shall not include any company in which the Company owns less than 80 percent of the voting stock and that is excluded from the definition of a Subsidiary by action of the Board of Directors of the Company or by action of a person delegated such responsibility by such Board of Directors.
“Trust” or “Trust Fund” means the assets held under the Trust Agreement.
“Trust Agreement” means the agreement establishing a trust, which forms part of the Plan, to receive, hold, invest, and dispose of the Trust Fund.
“Trustee” means the corporation, person, or persons acting as trustee under the Trust Agreement.
Article 3 ELIGIBILITY AND PARTICIPATION
3.1 Eligible Employees and Participation.
(a)	Eligible Employees.
(1)	In General. An Employee is an Eligible Employee if he or she—
(A)	is classified as an employee on the regular payroll of an Employer,
(B)	is credited with at least one year of Eligibility Service as determined under section 3.2 below. Effective July 1, 2018, the requirement to complete one year of Eligibility Service is eliminated,
(C)	is not excluded under section 3.1(a)(2), below and,
(D)	is a United States citizen, permanent United States resident, or employed in the United States under a long-term employment visa.
(2)	Excluded Employees. A person is not eligible to participate if he or she—
(A)	is a Leased Employee,
(B)
is an Employee represented by a collective bargaining agent if retirement benefits were the subject of good faith bargaining between the Employer and the agent, unless the collective bargaining process has provided for the eligibility of Employees represented by such agent,

(C)
is a person who performs services as an independent contractor (as determined by the Employer), or pursuant to a supplier agreement or any other contract or agreement, under which such person agrees or acknowledges that he or she is not eligible for benefits,

(D)
is a Participant in any other qualified non‑governmental plan (other than the PST), the primary purpose of which is to provide for payments after retirement and to which the Employer makes a contribution, unless such non‑governmental plan has been specifically designed to supplement this Plan in amount of contributions and benefits and the amounts of such contributions and benefits as provided by such non‑governmental plan do not exceed the differences between the amounts of such contributions and benefits provided by this Plan and such amounts as will fall within the limits established by applicable Federal law and regulations,

(E)
is not classified as an employee on the regular payroll of an Employer, without regard to whether such individual is determined by a court or governmental agency to be a common law employee of the Employer, or

(F)	is a technician at the Tabler Station plant in West Virginia who transferred from any location in Canada.
(b)
Entry Date and Participation. An Eligible Employee who has submitted a completed Compensation Reduction Agreement shall become a Participant as of the first day of the first payroll period as soon as administratively practicable following the receipt of his or her Compensation Reduction Agreement by the Plan Administrator.  An Eligible Employee who is enrolled in the Plan pursuant to the automatic enrollment provisions of section 4.1(c) or 4.1(d) shall become a Participant as provided under section 4.1(c) or 4.1(d), whichever is applicable.

(c)
Previous Participants in the PST. Notwithstanding sections 3.1(a) and (b), an Employee who is an Eligible Employee as of July 1, 2007, and who has a Compensation Reduction Agreement in effect under PST on June 30, 2007, shall become a Participant in the Plan on July 1, 2007.  In addition, any former employee of the Employer or an Affiliate, a portion of whose account under the PST is transferred to this Plan on July 1, 2007, shall be treated as a Participant for purposes of Articles 6, 8 and 9 and sections of the Plan directly related thereto effective as of July 1, 2007 and continuing until he or she has received a complete distribution of his or her Account.

3.2 Eligibility Service.
(a)
In General. An Employee will be credited with one year of Eligibility Service on the last day of an eligibility Computation Period in which the Employee is credited with at least 1,000 Hours of Service.  As to operations which are seasonal in character, Eligibility Service shall be considered to include any lesser requirements prescribed in applicable rulings or regulations promulgated under the Code or ERISA.

(b)
Cancellation of Eligibility Service and Reemployment. If the number of an Employee’s consecutive One-Year Breaks in Service equals or exceeds the greater of: (A) five, or (B) the number of the Employee’s years of Eligibility Service at termination of employment, and the Employee does not have a vested interest in his or her Account, the Employee may re‑enter this Plan only as a new Employee.  Should an Employee with a vested interest have a Break in Service and subsequently again become an Employee, such Employee will be recredited with his or her prior Eligibility Service effective as of his or her first Hour of Service following reemployment.

3.3 Duration.
A Participant will cease to be a Participant when he or she is no longer an Eligible Employee; provided, however, that he or she shall continue to be treated as a Participant for purposes of Articles 6, 8 and 9 and sections of the Plan directly related thereto until he or she has received a complete distribution of his or her Account.
3.4 Participating Affiliates.
The Board of Directors of the Company; the Board’s delegate; or the Company’s Vice President, Human Resources, North America (or the functional successor to such role) shall designate in writing those Affiliates that participate in the Plan as an Employer.  Notwithstanding the above, Affiliates that were participating employers in the PST on June 30, 2007 shall be Employers participating in this Plan effective July 1, 2007.
Article 4 CONTRIBUTIONS AND ACCOUNTS
4.1 Elective Contributions.
(a)
In General. Subject to the limitations of this Article 4 and any additional limits established by the Plan Administrator, an Eligible Employee may, as soon as administratively practicable following becoming an Eligible Employee, become a Participant and elect to reduce his or her Compensation by a specified percentage pursuant to a Compensation Reduction Agreement.  The Employer shall contribute to the Plan on behalf of the Participant an amount equal to the amount of the Participant’s reduction in Compensation.  An Eligible Employee may designate whether such Elective Contributions made on his or her behalf shall be Before-Tax Contributions or Roth Contributions, in accordance with section 4.1(b).  In the event an Eligible Employee fails to make such a designation, any Elective Contributions made on his or her behalf shall be Before-Tax Contributions.  The Participant’s Elective Contributions shall be allocated to his or her Before-Tax or Roth Account, as applicable.  For each Participant who, as of June 11, 2014, has an election or a deemed election under section 4.1(c) to make Elective Contributions in a dollar amount, the dollar amount shall be converted into a percentage of Compensation in accordance with procedures established by the Plan Administrator, with such percentage election to be effective July 1, 2014.

(b)
Roth Contributions. Each Eligible Employee may designate future Elective Contributions he or she is otherwise eligible to make under this Article 4 as Roth Contributions. Such election shall be made in accordance with the policies and procedures established by the Plan Administrator and shall remain in effect until superseded by another election. Roth Contributions are irrevocable once made; they may not be redesignated as Before-Tax Contributions, and Before-Tax Contributions may not be redesignated as Roth Contributions.  A Participant’s Roth Contributions amount cannot exceed the Elective Contributions the Participant is otherwise eligible to make under the terms of the Plan.

(c)
Automatic Enrollment Provisions. Each Eligible Employee who (i) becomes an Eligible Employee on or after July 1, 2014 and before July 1, 2018, (ii) has not previously worked for the Company or an Affiliate, (iii) is not localizing to the United States from a non-United States jurisdiction, and (iv) has not elected under section 4.1(a) or 4.1(b) to make Elective Contributions to the Plan, shall be enrolled as a Participant automatically effective as of the first payroll period that begins following 30 days after the date the automatic enrollment notification is provided to the Eligible Employee, unless he or she affirmatively elects not to participate in the Plan pursuant to section 4.1(e) or elects to enter into a Compensation Reduction Agreement.  Each Eligible Employee who (i) becomes an Eligible Employee on or after July 1, 2018, other than Employees classified in the Company or an Affiliate’s records as an intern, coop, or apprentice, and (ii) has not elected under section 4.1(a) or 4.1(b) to make Elective Contributions to the Plan shall be enrolled as a Participant automatically effective as of the first payroll period that begins following 30 days after the date the automatic enrollment notification is provided to the Eligible Employee, unless he or she affirmatively elects not to participate in the Plan pursuant to section 4.1(e) or elects to enter into a Compensation Reduction Agreement.  The automatic enrollment notification will be provided to an Eligible Employee as soon as practicable after he or she becomes an Eligible Employee pursuant to section 3.1 and will include notice of the automatic enrollment, the amount of Before-Tax Contributions to be made pursuant to such automatic enrollment, the opportunity to elect not to participate, and the opportunity to elect to make Elective Contributions in an alternative form (i.e., Roth) or amount pursuant to a Compensation Reduction Agreement.  For Eligible Employees who are automatically enrolled in the Plan pursuant to this section 4.1(c) on or after July 1, 2014 and before July 1, 2018, the initial amount of the Before-Tax Contribution will be equal to three percent (3%) of Compensation.  For Eligible Employees who are automatically enrolled in the Plan pursuant to this section 4.1(c) on or after July 1, 2018, the initial amount of the Before-Tax Contribution will be equal to five percent (5%) of Compensation.  With respect to each Eligible Employee who was initially automatically enrolled in the Plan (regardless of when the initial automatic enrollment occurred) and who has not subsequently made an election for Elective Contributions, the Eligible Employee’s Before-Tax Contribution will be increased annually by one-half of one percent (1/2%), up to a maximum of ten percent (10%) of Compensation. Such annual increase shall take effect as soon as practicable following each July 1; provided, however, that an Employee who was initially automatically enrolled in the Plan during the three-month period preceding any particular July 1 shall not be subject to the annual increase provision for that year.  An Employee may elect a different effective date for the annual increase, provided that such effective date is at least three months from the date of the Employee’s election.  An Employee who leaves employment and is subsequently rehired as an Eligible Employee shall be treated as a new hire for purposes of the automatic enrollment provisions, regardless of his or her rate of contribution at the time he left employment.

(d)	Special Automatic Enrollment Provisions.
(1)
Employees employed on or after July 1, 2005 and prior to July 1, 2006. Each Eligible Employee who began employment with the Employer on or after July 1, 2005 and prior to July 1, 2006 and who has not previously elected to make Elective Contributions to the PST or the Plan shall become eligible for automatic enrollment as of July 1, 2007 unless he or she (A) affirmatively elects not to participate in the Plan pursuant to section 4.1(e), (B) elects to enter into a Compensation Reduction Agreement, or (C) prior to July 1, 2007, had affirmatively elected not to make Elective Contributions to PST.

(2)
Previous Wella Corporation employees who transferred to the Company on or after July 1, 2005 and prior to July 1, 2007 with service credit. Each Eligible Employee who is a former employee of the Wella Corporation who transferred to employment with the Employer on or after July 1, 2005 and prior to July 1, 2007 and who has not previously elected to make Elective Contributions to the PST or to the Plan shall become eligible for automatic enrollment on July 1, 2007 unless he or she (A) affirmatively elects not to participate in the Plan pursuant to section 4.1(e), (B) elects to enter into a Compensation Reduction Agreement, or (C) prior to July 1, 2007, had affirmatively elected not to make Elective Contributions to the PST.

Within a reasonable time prior to the implementation of automatic enrollment for an Eligible Employee under this section, each such Eligible Employee shall receive notice of the automatic enrollment, the amount of Before-Tax Contributions to be made pursuant to such automatic enrollment (as established by the Plan Administrator), the opportunity to elect not to participate, and the opportunity to elect to make Elective Contributions in an alternative form (i.e., Roth) or amount pursuant to a Compensation Reduction Agreement.
(e)
Affirmative Elections Not to Participate or to Change Contribution. An Eligible Employee described in section 4.1(c) or 4.1(d) may enter into a Compensation Reduction Agreement under sections 4.1(a) or 4.1(b) or may make an affirmative election not to participate in the Plan.  His or her election not to participate in the Plan must be made in the form and manner determined by the Plan Administrator and must be received by the Plan Administrator prior to the date his or her automatic enrollment would otherwise be implemented.

(f)
Change or Suspension of Contributions. A Participant’s election or deemed election to make Elective Contributions under this section 4.1 shall continue in effect until revoked by the Participant.  A Participant may instruct the Plan Administrator, in the manner and at the time prescribed by the Plan Administrator, to change or suspend his or her Elective Contributions by entering into a Compensation Reduction Agreement.  A change shall be effective as soon as administratively practicable following receipt of the Participant’s Compensation Reduction Agreement in the manner prescribed by the Plan Administrator.

4.2 Section 402(g) Limit on Elective Contributions.
(a)
In General. A Participant’s Elective Contributions to this Plan and elective deferrals to any other plan sponsored by the Employer or an Affiliate for a taxable year, other than catch-up contributions, shall not exceed the amount specified by the Internal Revenue Service pursuant to Code section 402(g).

(b)
Catch-up Contributions. A Participant who has attained or will attain age 50 before the end of a taxable year may elect, pursuant to a Compensation Reduction Agreement, to make additional contributions (“catch-up contributions”) during the taxable year in accordance with and subject to the limitations of section 414(v) of the Code.  When added to the Participant’s contributions under section 4.2(a), such catch-up contributions shall not exceed, for any payroll period, one-hundred percent (100%) of the Participant’s Compensation or such lower limit established by the Plan Administrator pursuant to section 4.1(a).  A Participant’s catch-up contributions for a taxable year, determined as of the end of the year in accordance with section 414(v) of the Code, shall not exceed the dollar limit provided in section 414(v)(2) of the Code in effect for the taxable year.  Such catch-up contributions, as determined under the preceding sentence, shall be allocated to the Participant’s Before-Tax or Roth Account(s), as applicable, and shall be subject to the Plan’s terms regarding amounts held in such account(s), but such contributions shall not be taken into account for purposes of the limitations provided in section 402(g), section 415, section 401(k)(3), and section 416 of the Code.

(c)
Roth Catch-up Contributions. A Participant eligible to make catch-up contributions may elect to designate future catch-up contributions he or she is otherwise eligible to make as Roth catch-up contributions or Before-Tax catch-up contributions, in accordance with section 4.1(b).  A Participant’s Roth catch-up contributions are irrevocable once made and cannot exceed the catch-up contributions the Participant is otherwise eligible to make under the terms of the Plan.  The Plan Administrator will maintain separate records of amounts contributed to a Participant’s Account (and earnings or losses thereon) with respect to any Roth catch-up contributions.

(d)
Correction of Excess. Elective Contributions (other than catch-up contributions) made to the Plan in excess of the limitation of section 4.2(a) (adjusted for gains and losses as provided by regulations) shall be paid to the Participant not later than April 15 of the taxable year which follows the taxable year in which the excess amount arises.  The amount to be distributed shall be reduced by any amounts previously distributed to the Participant under section 4.3(d) during the Plan Year that begins with or within such taxable year.  If a Participant has made both Before-Tax and Roth Contributions during the applicable Plan Year, the amount of Before-Tax Contributions and Roth Contributions (adjusted for gains and losses as provided by regulations) to be distributed shall be in proportion to the Before-Tax Contributions and Roth Contributions made by the Participant during the Plan Year.

If, on or before March 1 of any year, a Participant notifies the Plan Administrator in writing, in accordance with section 402(g)(2)(A) of the Code and the regulations thereunder, that all or part of the Elective Contributions made for his or her benefit represent an excess elective deferral for the preceding taxable year of the Participant, the Plan Administrator shall make every reasonable effort to cause such excess elective deferral to be distributed to the Participant no later than the April 15 following such notification.
Elective Contributions that are refunded under this section shall not be treated as Annual Additions under section 4.4.  Elective Contributions of a Highly Compensated Employee that are refunded under this section shall be taken into account as Elective Contributions for purposes of section 4.3.
4.3 Section 401(k) Limit on Elective Contributions.
(a)
In General. Each Participant’s Elective Contributions, other than catch-up contributions under Code section 414(v), for a Plan Year shall be limited to the extent necessary so that the Actual Deferral Percentage (as defined in section (b)) for the group of Highly Compensated Employees for the Plan Year who are Eligible Employees is not more than the greater of

(1)	the product of 1.25 and the Actual Deferral Percentage for the prior Plan Year for the Eligible Employees who are Non-Highly Compensated Employees for the prior Plan Year, or
(2)	the lesser of
(A)	the product of two and the Actual Deferral Percentage for the prior Plan Year for the Eligible Employees who are Non-Highly Compensated Employees for the prior Plan Year, or
(B)	the Actual Deferral Percentage for the prior Plan Year for the Eligible Employees who are Non-Highly Compensated Employees for the prior Plan Year plus two percentage points.
By an amendment to the Plan, the Plan Administrator may elect to apply sections 4.3(a)(1) and (2) by using the current Plan Year rather than the prior Plan Year, except that such election may only be changed in accordance with guidance issued by the Internal Revenue Service.
If the limitation of this section is exceeded or is expected to be exceeded, the excess (or anticipated excess) may be eliminated pursuant to section 4.3(c), (d), or (e).
If this Plan is combined with another plan of the Employer or any Affiliate for purposes of satisfying the requirements of Code section 410(b) for any Plan Year, both such plans shall be combined for purposes of this section. For any Plan Year, this section shall be applied separately with respect to those Elective Contributions of the Plan or any plan combined with the Plan that are required to be treated as made under a separate plan pursuant to the mandatory disaggregation rules of Code section 410(b) and regulations thereunder.
The rules of this section shall be applied in accordance with the rules of Code section 401(k) and regulations thereunder, which are incorporated by reference herein.
(b)
Actual Deferral Percentage. The Actual Deferral Percentage for a specified group of Employees for a Plan Year or a prior Plan Year (as applicable) shall be the average of the ratios (calculated separately for each Employee in such group) of

(1)	the amount of the Elective Contributions (other than catch-up contributions under Code section 414(v)) actually paid over to the Trust on behalf of each such Employee for such Plan Year, to
(2)
the Employee’s compensation for such Plan Year as defined in Code section 414(s), taking into account only the portion of such Plan Year during which the Employee was eligible to participate in the Plan.

Such ratios and the Actual Deferral Percentage shall be calculated to the nearest one-hundredth of 1 percent of an Eligible Employee’s compensation.
If a Highly Compensated Employee is a participant in two or more plans maintained by the Employer or an Affiliate which include a cash or deferred arrangement within the meaning of Code section 401(k), the deferral percentage with respect to such Employee shall be computed as if all elective deferrals and, to the extent applicable, any nonelective employer contributions, were made to this Plan.  If such Employee participates in two or more cash or deferred arrangements that have different plan years, all elective deferrals made during the Plan Year under all such arrangements shall be aggregated.
(c)
Reductions of Elective Contributions. If the Plan Administrator determines before or during a Plan Year that the limitation of section 4.3(a) might not be satisfied, the Plan Administrator may limit the future Elective Contributions of some or all Participants in such manner as the Plan Administrator determines appropriate to the extent permitted by law.

(d)
Reductions After Plan Year. For a Plan Year, if the Plan Administrator determines after the end of the Plan Year that the limitation of section 4.3(a) has not been satisfied, the Plan Administrator shall first determine, in the manner described in section 4.3(d)(1) below, the aggregate Elective Contributions that must be eliminated to satisfy the limitation of section 4.3(a), then shall allocate and distribute the aggregate excess amount and allocable earnings in the manner described in sections 4.3(d)(2) and (3).

(1)
For the sole purpose of determining the amount of the aggregate excess Elective Contributions to be distributed under section 4.3(d)(2) (and not the amount to be distributed to a specific Highly Compensated Employee), the aggregate amount of excess Elective Contributions is determined by

(A)
computing a reduction in the amount of the Elective Contributions of the Participant who is both a Highly Compensated Employee and has the highest Actual Deferral Percentage so that such percentage does not exceed the Actual Deferral Percentage of the Highly Compensated Employee with the next highest Actual Deferral Percentage, or if less, the amount needed to satisfy the limitation of section 4.3(a); and

(B)
if the amount of the reduction pursuant to section 4.3(d)(1)(A) is insufficient to reduce the average Actual Deferral Percentage for the Highly Compensated Employees so that it satisfies the limitation of section 4.3(a), then repeating the process described in section 4.3(d)(1)(A) in descending order of the Actual Deferral Percentages of the Highly Compensated Employees until the average Actual Deferral Percentage for the group of Highly Compensated Employees satisfies the limitation of section 4.3(a).

(2)	The aggregate excess Elective Contributions determined under section 4.3(d)(1) shall be eliminated by
(A)
distributing Elective Contributions to the Highly Compensated Employee with the highest dollar amount of Elective Contributions until it equals the dollar amount of the Elective Contributions of the Highly Compensated Employee with the next highest dollar amount of Elective Contributions, or if less, the aggregate amount of the excess amount determined under section 4.3(d)(1); and

(B)
if the distribution described in section 4.3(d)(2)(A) does not eliminate the excess amount determined under section 4.3(d)(1), repeating the foregoing process in descending order of the dollar amounts of the Elective Contributions until the aggregate excess amount under section 4.3(d)(1) has been distributed.

The amount to be distributed to a Participant shall be reduced by any amounts previously distributed under section 4.2.
If the plan under which the elective deferrals were made permits catch-up contributions under Code section 414(v), the Highly Compensated Employee required to receive a distribution is eligible to make catch-up contributions, and the Employee has not made the maximum catch-up contributions permitted for the plan year, the excess amount shall be recharacterized as a catch-up contribution to the extent permissible and shall not be distributed.
If the distributions required by this section are made, the limitation of section 4.3(a) is satisfied notwithstanding that the average Actual Deferral Percentage of the Highly Compensated Employees recomputed after the distributions may still exceed the limitation of section 4.3(a).
(3)
The Plan shall distribute the amounts determined under section 4.3(d)(2) to the Participants no later than the last day of the Plan Year following the Plan Year in which the limitation of section 4.3(a) is exceeded.  All distributions shall be adjusted to the extent required by the Code and IRS regulations to reflect investment gains and losses.  In the event any amounts are required to be distributed to a Participant who made both Before-Tax Contributions and Roth Contributions in an applicable Plan Year, the amount of Before-Tax Contributions and Roth Contributions (as adjusted for gains and losses as provided by regulations) to be distributed to the Participant shall be in proportion to the Before-Tax Contributions and Roth Contributions made by the Participant during the Plan Year.

(e)
Qualified Non-Elective Contributions. Notwithstanding section 4.3(d), if the limitation of section 4.3(a) has not been satisfied for a Plan Year, each Employer may make a qualified non-elective contribution in accordance with section 401(m)(4)(C) of the Code for such Plan Year in such minimum amounts as are necessary to satisfy the requirements of section 4.3(a).  A qualified non-elective contribution for a Plan Year shall be allocated as of the last day of such Plan Year to the QNEC Accounts of those Participants who are not Highly Compensated Employees for such Plan Year and are designated by the Plan Administrator to receive such a contribution.  Such contribution shall be allocated under one of the two methods specified in the following sentence, as specified by the Plan Administrator before such contribution is made to the Plan.  All Participants designated to receive a share of the contribution shall receive either (i) the same dollar amount of such contribution or (ii) the same contribution as a percentage of each such Participant’s Compensation for the Plan Year.  Contributions made pursuant to this section 4.3(e) shall be made to the Trust on or before the end of the 12-month period beginning after the last day of the Plan Year with respect to which they are made.

4.4 Section 415 Limitation on Annual Additions.
(a)
Notwithstanding any other provision of this Plan to the contrary, and except to the extent permitted under section 414(v), if applicable, the Annual Additions to a Participant’s Account (exclusive of amounts contributed as a rollover or transferred from another plan) for any Limitation Year shall not exceed the lesser of 100% of the Participant’s Compensation as defined in section 4.4(e)(3) (the “Percentage Limitation”) or $40,000 (as adjusted for increases in the cost of living under Code section 415(d)).  All allocations to Participants’ Accounts under this Plan shall comply with the rules set forth in section 415 of the Code and regulations thereunder, which are incorporated by reference herein.

(b)	“Annual Addition” shall mean for any Participant the sum for the Limitation Year to which the allocation pertains (whether or not actually contributed in such year) of the following:
(1)
Contributions made by an Employer or an Affiliate on behalf of the Participant (other than catch-up contributions) to this Plan or to any other defined contribution plan maintained by the Employer or an Affiliate;

(2)	Forfeitures allocated to the Participant under any defined contribution plan maintained by the Employer or an Affiliate;
(3)
The Participant’s contributions (other than Rollover Contributions or amounts transferred from another plan) to this Plan or any other defined contribution plan maintained by the Employer or an Affiliate;

(4)
Amounts allocated to an individual medical account, as defined in Code section 415(l)(2), that is part of a defined benefit plan maintained by an Employer or an Affiliate and amounts derived from contributions that are attributable to post-retirement medical benefits allocated to the separate account of a Key Employee prior to separation from service, as defined in Code section 419A(d)(3), under a welfare benefit fund, as defined in Code section 419(e), maintained by an Employer or an Affiliate.  The Percentage Limitation referred to in section 4.4(a) above shall not apply to any contribution for medical benefits (within the meaning of Code sections 401(h) or 419A(f)(2)) that is otherwise treated as an annual addition under Code section 415(l)(1) or 419A(d)(2).

Earnings on amounts held in Participants’ Accounts shall not be considered Annual Additions.
(c)
If the limitations of section 415 of the Code are exceeded, such excess amount shall be corrected in accordance with the requirements of applicable law, including pursuant to the Employee Plans Compliance Resolution System.

(d)
Special Rules for Determining Annual Additions. For purposes of determining the Annual Additions for a Plan Year with respect to any Participant who is also a participant under the PST, the following special rules shall apply:

(1)
Any contribution to the PST for a plan year which is used by the trustees of the PST (not later than the date prescribed by section 404(a)(6) of the Code) to pay interest on a securities acquisition loan, and any forfeitures of Company Stock under the PST purchased with the proceeds of a securities acquisition loan which are reallocated to participants’ PST accounts shall not be treated as an Annual Addition if for the Plan Year not more than one‑third (1/3) of the contributions to the PST applied to pay principal or interest on a securities acquisition loan are allocable to participants who are Highly Compensated Employees.  The PST plan administrator may elect to adjust, in a nondiscriminatory manner, the ratio of shares of Company Stock allocated to each PST participant to the extent necessary to comply with the contribution limitation of the preceding sentence.

For purposes of this section 4.4(d), any dividends on Company Stock acquired with a securities acquisition loan which are used to pay outstanding obligations under securities acquisition loans pursuant to the PST shall be allocated, first, to pay principal on any such outstanding securities acquisition loan and, second, to the extent such dividends exceed the amount of principal required to be paid on such securities acquisition loan for the plan year, to pay any interest accruing on such securities acquisition loan for the plan year.

(2)
In the event Company Stock acquired with the proceeds of a securities acquisition loan is allocated to a PST participant’s account, contributions (and not the fair market value of Company Stock allocated to such accounts) used by the trustees of the PST to repay the principal of a securities acquisition loan shall be treated as an Annual Addition.

(3)	Any allocation of Company Stock to the PST participants made with respect to cash dividends pursuant to the provisions of the PST shall not be treated as an Annual Addition.
(e)	Additional Definitions. For the purpose of this section 4.4:
(1)
The term “Affiliate” means an Affiliate as defined in Article 2, except that the phrase “more than 50 percent” shall be substituted for the phrase “at least 80 percent” each place it appears in Code section 1563(a)(1) or the regulations under Code section 414(c) for purposes of determining the entities that are Affiliates.

(2)	The term “Limitation Year” means the Plan Year.
(3)
The term “Compensation” means compensation as defined in section 415(c)(3) of the Code and the regulations thereunder. Compensation shall include only (i) amounts described above that are paid prior to severance from employment, (ii) regular pay, overtime, commissions, bonuses, payments for unused accrued bona fide vacation, and similar payments that would have been paid prior to severance from employment if the employee had not terminated employment and that are paid by the later of 2 ½ months after severance from employment or the end of the Plan Year in which severance from employment occurs, and (iii) military differential payments, regardless of the timing of the payments, but only to the extent that the payments do not exceed the pay that the Participant would have received if he or she had remained actively employed by the Company rather than entering qualified military service.  With respect to any non-resident alien Participant, Compensation includes such compensation without regard to whether it is derived from sources within the United States or effectively connected with the conduct of a trade or business within the United States.  Compensation taken into account shall not exceed $230,000, as adjusted for the Plan Year for cost-of-living increases in accordance with section 401(a)(17) of the Code.  Compensation shall include any amount not includable in the Participant’s gross income by reason of sections 402(g)(3), 125, or 132(f)(4) of the Code.

4.5 Rollover Contributions and Account.
(a)
Rollover Contributions. At the discretion of the Plan Administrator, a Participant may elect, in accordance with the forms and procedures established by the Plan Administrator, to make a rollover to the Trust in accordance with sections 402(c) and 408(d) of the Code.  The Plan Administrator may permit rollover contributions by Participants from all types of plans permitted under such sections of the Code, or it may limit rollover contributions to a group of such Participants in connection with a merger, acquisition, or other corporate event or to particular types of plans.  To the extent the Plan Administrator permits rollovers of after-tax contributions or Roth Contributions, the Plan shall separately account for such after-tax contributions and Roth Contributions (and earnings and losses thereon). Unless the Plan Administrator permits otherwise, all rollovers shall be made in cash.

(b)
Rollover Contributions Account. Rollover contributions shall be held in a separate Rollover Contributions Account. A Participant may elect to invest the assets held in the Participant’s Rollover Contributions Account in any of the investment options available.  A Participant may elect to receive a distribution from his or her Rollover Contribution Account at any time in accordance with the forms and procedures specified by the Plan Administrator.

4.6 Trustee to Trustee Transfers.
The Company may permit a direct trustee-to-trustee transfer of assets and liabilities from another tax-qualified retirement plan to this Plan as part of a plan merger, spin-off, or other similar transaction, including the transfer of an alternate payee’s account associated with a Participant’s Account.  Any such transfer shall be made in accordance with the requirements of the Code and shall occur at such time as the Investment Committee may deem appropriate. Such transferred amounts shall be contributed to the Account that represents amounts with similar source and characteristics, or to a separate Account established for that purpose, as determined by the Plan Administrator.  Such transferred amounts shall be subject to the same distribution rules and other provisions as other amounts held in the similar Account, and any loans accepted for transfer by the Plan Administrator shall be administered in accordance with the terms of the promissory notes or other documentation applicable to such loans; provided, however, that any rights with respect to such transferred amounts shall be preserved to the extent required by sections 411(a)(10) and 411(d)(6) of the Code, and any transferred amounts attributable to employee after-tax contributions or employer matching contributions shall remain eligible for in-service withdrawal to the extent such withdrawal was permitted prior to the transfer.
Article 5 VESTING
5.1 Vesting in Accounts.
A Participant shall have a nonforfeitable interest in the total value of his or her Accounts at all times.  In the case of a Participant whose Account balance was transferred from the Gillette Savings Plan, who terminated employment with the Gillette Company or its affiliates, and who is rehired by the Company or its Affiliates before five consecutive One-Year Breaks in Service have occurred (taking into account, if applicable, the Participant’s termination of employment from the Gillette Company or its affiliates before October 1, 2005), such Participant’s Account shall be fully restored and the Participant shall have a nonforfeitable interest in the total value of his or her Accounts.
5.2 Application of Unallocated Amounts.
Notwithstanding section 5.1, any amounts that are held by the Plan but not allocated to Participants shall first be used to pay administrative expenses under the Plan as directed by the Plan Administrator.  To the extent that such amounts exceed administrative expenses, such amounts will be applied to reduce any corrective contributions that are required to be made by an Employer.  To the extent there are amounts remaining at the end of the Plan Year after operation of the preceding sentences, such remaining amounts shall be allocated to Participants on the basis of the Participants’ account balances.
Article 6 INVESTMENTS AND ACCOUNTING
6.1 Investment of Accounts.
(a)
Establishment of Trust. All contributions to the Plan are to be paid over to the Trustee to be held in the Trust and invested in accordance with the terms of the Plan and the Trust Agreement.  The Trust shall consist of the ESOP Subaccount and the Deferred Contributions Subaccount.  The ESOP Subaccount shall constitute a stock bonus plan and an employee stock ownership plan within the meaning of Code section 4975(e)(7) and shall be invested primarily in Company Stock.  The Deferred Contributions Subaccount shall constitute a profit sharing plan meeting the requirements of section 401(a) and shall be invested in Funds other than the Company Stock Fund.

(b)	Establishment of Funds.
(1)
Funds Other Than Company Stock Fund.  The Investment Committee shall determine the Funds, other than Company Stock and the Company Stock Fund, that will be made available for the investment of contributions, and shall notify or cause its delegate or the Plan Administrator to notify the Trustee that such Funds are to be made available for the investment of contributions.   All such contributions and Funds shall be held in the Deferred Contribution Subaccount.  The Trustee or investment manager, as the case may be, shall have complete investment discretion over each Fund assigned to it, subject only to the direction of the Investment Committee and the general investment characteristics and objectives established by the Investment Committee for the particular Fund.  The Investment Committee may, under uniform rules, eliminate or limit participation and investment in a particular Fund, other than the Company Stock Fund.  A segregation of the assets of the Trust with regard to individual accounts shall be required to the extent of the investment elections made by Participants under section 6.1(c).

The Trust may be invested in a collective investment fund or funds, including common and group trust funds, which are maintained by a bank or trust company supervised by a state or federal agency.  Any assets so invested shall be subject to the provisions of the instruments establishing such funds as they may be amended from time to time.  Such instruments of group trusts, as they may be amended from time to time, are hereby incorporated and made a part of the Trust as if fully set forth therein.  The combining of money and other assets of the Trust with money and other assets of other trusts and accounts in such fund or funds is specifically authorized.

(2)
Company Stock Fund.  The Plan shall establish and maintain a Company Stock Fund, which shall invest primarily or entirely in Company Stock and other qualifying employer securities as defined in ERISA section 407(d)(5).  The Company Stock Fund shall be held in the ESOP Subaccount.  The Stock Fiduciary may, under uniform rules, eliminate or limit participation and investment in the Company Stock Fund.

(c)
Participant Direction of Investment. Each Participant may direct the manner in which his or her Account shall be invested in and among the Funds, provided, such investment direction shall be made in accordance with the following terms:

(1)
Investment of Contributions. Except as otherwise provided in this section 6.1(c), each Participant may elect, in accordance with uniform and nondiscriminatory procedures adopted by the Plan Administrator, the percentage of his or her Account and his or her future contributions that will be invested in each Fund. An initial election of a Participant shall be made as of the date the Participant commences or recommences participation in the Plan (or, if earlier, the date as of which a Rollover Contribution shall be made or an amount is transferred to this Plan from another plan).  Any election made pursuant to this section with respect to future contributions shall remain in effect until changed by the Participant.  The Participant may make subsequent elections as to the investment of his or her Account and his or her future contributions, and such elections shall apply to the Participant’s Account and all Elective Contributions and any other contributions made on or after the effective date of such election, as determined under procedures established by the Plan Administrator.  If a Participant does not make a valid election with respect to any Account or contribution, the Investment Committee shall determine, in its discretion, the default Fund or Funds for investment of any Account or contribution, provided, however, that if the Investment Committee selects Company Stock or the Company Stock Fund as a default investment, it first will notify the Stock Fiduciary of its selection, and the Stock Fiduciary must determine that such investment is appropriate before it becomes effective as a default investment.

(2)
Investment Election. Except as otherwise provided in this section 6.1(c), a Participant’s investment elections under the PST effective as of 4:00 p.m. Eastern Time on June 26, 2007 shall continue in effect with regard to all assets transferred to the Plan from the PST.  A Participant’s investment elections under the Subsidiary Savings Plan effective as of 4:00 p.m. Eastern Time on June 26, 2007 shall continue in effect under the Plan with regard to all other assets in the Plan.  Either such election shall remain in effect until changed by the Participant.  A Participant may subsequently change his or her election and reallocate the investment of his or her Account on or after July 2, 2007, and any such election will be effective as soon as practicable in accordance with procedures established by the Plan Administrator.

(3)
Conditions Applicable to Elections. Allocations of investments in the various Funds shall be made in even multiples of one percent as directed by the Participant.  The Plan Administrator shall have complete discretion to adopt and revise procedures to be followed in making such investment elections.  The procedures may include, but are not limited to, the format of the election, the deadline for filing elections and the effective date of the election.

(4)
Investment of Automatic Contributions. Unless a Participant elects otherwise in accordance with this section 6.1(c), Elective Contributions made pursuant to the automatic enrollment provisions of section 4.1(c) shall be invested in such default Fund or Funds as may be determined by the Investment Committee in its discretion.  Any such default investment shall remain in effect until changed by the Participant in accordance with this section 6.1(c).

(5)
Investment of Accounts Held in Subaccounts. If a Participant elects to invest all or a portion of his or her Account held in the Deferred Contribution Subaccount in the Company Stock Fund, such portion of the Account will be transferred to the Company Stock Fund in the ESOP Subaccount.  If a Participant elects to invest all or a portion of his or her Account held in the ESOP Subaccount in a Fund other than the Company Stock Fund, such portion of his or her Account will be transferred to such Fund in the Deferred Contribution Subaccount.

(6)
Diversification Permitted. Notwithstanding anything in this Plan to the contrary, each “qualified participant” (within the meaning of Code section 401(a)(28)) shall be permitted to invest the portion of his or her Account held in the ESOP Subaccount in at least three Funds in the Deferral Contribution Subaccount as provided under Code section 401(a)(28).  Additionally, a Participant whose Account is invested in employer securities, within the meaning of Code section 401(a)(35), shall be permitted to divest such employer securities and invest in other investment options in the manner and to the extent required by Code section 401(a)(35) and any regulations or guidance issued thereunder.

(d)
Sale of Company Stock. In the event a Participant elects to have all or a portion of his or her Account that is invested in the Company Stock Fund invested in one or more of the other Funds, the Trustee shall either (1) sell, at fair market value, the appropriate number of shares of Company Stock to effect such election, or (2) retain such shares for credit to other Participants’ Accounts.  Any shares of Company Stock retained shall be deemed to have been sold at fair market value on the day the election to sell is to be effective.  All Company Stock that is sold (or deemed sold) will be credited with dividends in accordance with a uniform and nondiscriminatory procedure determined by the Plan Administrator in its discretion.

(e)
Acquisition of Company Stock. To the extent that any cash amounts received by or held in the Trust are to be invested in the Company Stock Fund, the Trustee, as directed by the Plan Administrator, shall effect purchases of whole shares of Company Stock as soon as practicable after such cash is received.  The Trustee shall make such purchases in compliance with all applicable securities laws and may purchase Company Stock (1) in the open market, (2) in privately negotiated transactions with holders of Company Stock and/or the Company, and/or (3) through the exercise of stock rights, warrants or options.  Alternatively, the Trustee may acquire the requisite number of shares of Company Stock from shares already acquired for other Participants’ Accounts and made available pursuant to the procedure described in section 6.1(d), and the date of purchase of such shares of Company Stock shall be the day the election to invest in Company Stock is effective.  The Trustee shall make all purchases of Company Stock at a price or prices which, in the judgment of the Trustee, do not exceed the fair market value of such Company Stock as of the date of the purchase; with respect to Company Stock purchased on the open market, the total cost to Participants will include acquisition costs.

(f)
Value of Assets. For all purposes under the Plan for which the value of Company Stock and/or other assets must be determined, the value of such stock and/or assets shall be the fair market value.  For purposes of purchasing or selling Company Stock through an exchange on any day, the fair market value per share of such stock on such day shall be the price of the stock on the applicable exchange at the time of the purchase or sale.  For all other purposes under the Plan, the fair market value per share of the Company Stock on any particular day shall be the closing price of such stock, using a composite of the prices as reported on the Boston, Chicago, New York, Pacific, and Philadelphia stock exchanges, or, effective beginning in any Plan Year, using the prices as reported on any one U.S. stock exchange or any composite of U.S. stock exchanges as specified in writing from time to time by the Plan Administrator prior to the applicable Plan Year, on the trading day preceding the particular day in question.  If, for any reason, the fair market value per share of Company Stock cannot be ascertained or is unavailable for a particular day, the fair market value of such stock shall be determined as of the nearest preceding day on which such fair market value can be ascertained pursuant to the terms hereof.

(g)
Voting Rights and Tender Offers with Respect to Company Stock. When any matter is submitted to a vote of the shareholders of Company, the Plan Administrator shall furnish the Participants any portion of whose Accounts are invested the Company Stock Fund with information on the proposal together with a form requesting instructions from each such Participant on how to vote the shares of Company Stock standing in his or her Account.  The Stock Fiduciary shall take whatever actions are necessary or appropriate to vote such shares of Company Stock in accordance with the instructions received from the Participants.  The Stock Fiduciary shall take whatever actions are necessary or appropriate to vote any shares of Company Stock in the accounts of Participants for which instructions have not been received by the Stock Fiduciary in direct proportion to the shares for which instructions are received from Participants, unless the Stock Fiduciary determines that it is required under ERISA to vote the shares in another manner.  The Plan Administrator and the Stock Fiduciary will handle the voting and related procedures pursuant to this paragraph in a confidential manner.

In the event a bona fide offer (including, but not limited to, a tender offer, exchange offer or a request or invitation for tenders) shall be made to acquire any Company Stock held by the Trustee by an entity that beneficially owns or after such acquisition would own more than 5% of the outstanding common stock of The Procter & Gamble Company, the Plan Administrator shall furnish to each Participant any portion of whose Account is invested in the Company Stock Fund notice of the offer together with a form to be sent to the Trustee on which a participant shall direct the Trustee on the disposition of any shares of Company Stock allocated to the Participant’s Account, including the exercise of any necessary conversion or redemption of Company Stock. Notwithstanding any other provisions of this Plan, the Trustee shall dispose of any shares of Company Stock only in accordance with the Participants’ directions on the form received within a period to be designated by the Trustee.  The Trustee may not make any disposition of any shares of Company Stock credited to the Accounts of Participants for which the Trustee has not received instructions.  The Plan Administrator and the Trustee shall handle any directions and the related procedures under this paragraph in a confidential manner.
For purposes of the provisions providing for Participant instructions to the Stock Fiduciary, Plan Administrator and/or Trustee with respect to voting and disposition of shares of Company Stock, as set forth in this section, each Participant is a fiduciary with respect to the shares of Company Stock allocated to his or her Account.
(h)
Dividend Election. Unless a Participant or Beneficiary elects otherwise on or after July 2, 2007 pursuant to this section 6.1(h), a Participant’s or Beneficiary’s dividend election under the PST in effect as of 4:00 p.m. Eastern Time on June 26, 2007 shall continue in effect under this Plan.  Except as otherwise provided herein, a Participant or Beneficiary may elect, at the time and in the manner as specified by the Plan Administrator, to have cash dividends paid on Company Stock held in the Company Stock Fund in the Participant’s Account in the ESOP Subaccount: (1) paid to the Participant or Beneficiary in cash within 90 days of the end of the Plan Year in which the dividends are paid or (2) reinvested in the Company Stock Fund in the ESOP Subaccount. Cash dividends to be distributed to Participants shall be held in cash and distributed as soon as practicable following the date on which such dividends are paid.  If a Participant or Beneficiary makes no election pursuant to this section, cash dividends allocable to his or her Account shall be reinvested in Company Stock.

6.2 Plan Accounting and Allocation of Investment Earnings.
The Accounts and Funds shall be valued daily at their fair value determined on the basis of generally accepted accounting principles. Earnings, gains, and losses (realized or unrealized) for each Fund shall be allocated to the portion of a Participant’s Account maintained with respect to that Fund in the same ratio that the value of the portion of the Account bears to the sum of the values of the portion of all Participants’ Accounts maintained with respect to that Fund.
The Plan Administrator shall adopt rules for determining the appropriate valuation dates to be used to determine the amount of withdrawals and distributions.
For the purpose of section 4.1, Elective Contributions shall be credited to Participants’ Accounts as of a date not later than the last day of the Plan Year for which the services relating to contributions were rendered. For the purpose of Code section 404, Elective Contributions shall be credited to Participants’ Accounts as of a date not later than the last day of the Employer’s taxable year for which a federal income tax deduction is claimed for such contributions.
6.3 Plan Expenses.
Brokerage fees, transfer taxes, and other expenses incident to the purchase or sale of securities and other investments on behalf of the Plan shall be deemed to be part of the cost of such securities and investments, or deducted in computing the proceeds of a sale, as the case may be.  The Plan Administrator, in its discretion, may provide that reasonable fees and expenses pertaining to the accounting and management of Participant and Beneficiary Accounts may be allocated on a nondiscriminatory basis among Participants and Beneficiaries and/or that reasonable fees pertaining to individual Participant or Beneficiary transactions may be allocated to the Accounts of the Participants or Beneficiaries involved.  All other investment expenses and expenses of administering and managing the Plan and the Trust Fund shall be paid from the Trust Fund, unless paid by the Company or another Employer.

Article 7 IN-SERVICE WITHDRAWALS AND LOANS
7.1 In General.
A Participant may withdraw amounts from his or her Accounts before terminating employment with the Employer and all Affiliates only to the extent and in the manner specified in this Article 7, subject to uniform and nondiscriminatory procedures adopted by the Plan Administrator.
7.2 In-Service Withdrawals and Hardship Withdrawals.
(a)
In-Service Withdrawal from After-Tax, Transferred Company Contribution, and Rollover Contribution Account. Withdrawals from a Participant’s After-Tax Account, Transferred Company Contribution Account, and Rollover Contribution Account shall be available at any time.  Notwithstanding the foregoing, for any contributions transferred from the Gillette Savings Plan that are held in the Transferred Company Contribution Account, a Participant may not withdraw such contributions until the contributions (and any allocable earnings thereon) have been held in the Gillette Savings Plan and the Plan for at least two years in the aggregate, the Participant has been a participant in the Gillette Savings Plan and the Plan for at least five years in the aggregate, or the Participant attains age 59½.

(b)
In-Service Withdrawal from Before-Tax, QNEC, Prior Plan Money, and Roth Account After Age 59½. After a Participant attains age 59½, the Participant may make a withdrawal from his or her Before-Tax Account, QNEC Account, Prior Plan Money Account, and Roth Account at any time.

(c)	In-Service Withdrawal from Company Contribution Account After Age 65. After a Participant attains age 65, the Participant may make a withdrawal from his or her Company Contribution Account.
(d)
Hardship Withdrawal from Before-Tax Account and Roth Account Before Age 59½. Before a Participant attains age 59½, the Participant may make a withdrawal from his or her Before-Tax Account and Roth Account solely on account of a financial hardship, as determined in the sole discretion of the Plan Administrator in accordance with uniform rules, as described below.

(1)
Such a withdrawal shall be made only if the withdrawal is on account of an immediate and heavy financial need of the Participant and is necessary to satisfy such financial need.  A withdrawal shall be deemed to be on account of an immediate and heavy financial need if such withdrawal is for one of the following reasons:

(A)
Payment of expenses for (or necessary to obtain) medical care that would be deductible under Code section 213(d) (determined without regard to whether the expenses exceed 7.5 percent of adjusted gross income) for the Participant, his or her spouse, his or her Beneficiary, or his or her dependents.

(B)	Payment of costs directly related to the purchase of a home (excluding mortgage payments) as a principal residence for the Participant.
(C)
Payment of tuition and related educational expenses, including room and board, for up to the next 12 months for post-secondary education for the Participant, his or her spouse, his or her Beneficiary, or his or her dependents (as defined in Code section 152, but without regard to Code sections 152(b)(1), (b)(2), and (d)(1)(B)).

(D)	Payments necessary to prevent the Participant’s eviction from or foreclosure on the Participant’s principal residence.
(E)
Payments for burial or funeral expenses for the Participant’s deceased parent, spouse, Beneficiary, children, or dependents (as defined in Code section 152, but without regard to Code sections 152(b)(1), (b)(2), and (d)(1)(B)).

(F)
Payment of expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Code section 165 (determined without regard to subsection (h)(5) and without regard whether the loss exceeds 10% of adjusted gross income).

(2)	A withdrawal shall be deemed necessary to satisfy an immediate and heavy financial need if all of the following requirements are satisfied:
(A)
The amount of the withdrawal does not exceed the amount required to relieve the financial need (including any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution).

(B)
Such need cannot be satisfied from other resources that are reasonably available to the Participant.  A Participant’s resources will be deemed to include those assets of his or her spouse and minor children that are reasonably available to the Participant.

(C)
The Participant has obtained all other withdrawals (excluding hardship withdrawals) and nontaxable loans available and has an election in effect to receive all currently available cash dividends on Company Stock under this Plan and any other plan sponsored by an Affiliate.

(D)	The Participant’s Elective Contributions and elective contributions to any other plan sponsored by the Employer or an Affiliate are suspended for six months after receipt of the withdrawal.
(E)
Effective with respect to withdrawals made on or after January 1, 2020, the requirement that the Participant’s Elective Contributions and elective contributions to any other plan sponsored by the Employer or an Affiliate be suspended for six months after receipt of the withdrawal is eliminated. Effective with respect to withdrawals made on or after January 1, 2020, a Participant will be required to certify, in writing or electronically, that he or she has insufficient cash or other liquid assets to satisfy the need.  The Plan Administrator may rely on such certification unless the Plan Administrator has knowledge to the contrary.

(3)
The Plan Administrator may require as a condition of a withdrawal that the Participant provide the Plan Administrator with sufficient evidence (as determined in the sole discretion of the Plan Administrator) to satisfy the foregoing requirements.

(4)
The amount available for the financial hardship withdrawal shall be equal to the amount held in the Participant’s Before-Tax Account and Roth Account reduced by any investment earnings allocated to such Before-Tax Account and Roth Account.

(e)
Ordering Rules and Form of Withdrawals. Withdrawals pursuant to this section 7.2 shall be made in an order established by the Plan Administrator.  With respect to a withdrawal other than a hardship withdrawal pursuant to section 7.2(d), the Participant shall be eligible to select whether Roth amounts are distributed first or last in such ordering process.  With respect to hardship withdrawals made pursuant to section 7.2(d), Roth amounts shall be distributed last.  Distributions from After-Tax Accounts shall be allocated pro rata across all investment Funds.  All other withdrawals shall be allocated first to the Fund offering a money market or comparable investment, then to other investment Funds other than the Company Stock Fund, on a pro rata basis, and then to the Company Stock Fund.  All withdrawals shall be made in the form of cash.

(f)
Direct Rollovers from the Duracell Inc. Cash Balance Plan. While employed with the Company or an Affiliate, a Participant may not withdraw any portion of his or her Rollover Contribution Account attributable to amounts transferred in a direct rollover to the Gillette Savings Plan from the terminated Duracell Inc. Cash Balance Plan.

(g)	In the case of any Participant whose Account balance was transferred from the Gillette Savings Plan, the following provisions apply:
(1)
To the extent that a Participant’s ESOP Transferred Account remains invested in the Company Stock Fund, the Participant shall have the right (i) to vote or tender the shares of Company Stock credited to his ESOP Transferred Account in accordance with section 6.1(g) and Code section 409(e), and (ii) to receive a distribution from his ESOP Transferred Account in the form of shares of Company stock in accordance with section 8.1 and Code section 409(h).  While employed by the Company or an Affiliate, the Participant may not make any withdrawal from his ESOP Transferred Account.

(2)
In the event that any Participant described in section 7.2(g)(1) (i) terminates employment, (ii) is eligible for retiree medical coverage under the Company’s Retiree Health Care Plan (the “Retiree Health Plan”) the cost of which is paid for in part by the Company, and (iii) in accordance with Retiree Health Plan, elects retiree health coverage under that plan, the Participant’s ESOP Transferred Account shall be transferred directly from this Plan to the Gillette ESOP, provided that the Participant elects the retiree health plan distribution option described in section 8.1(b) of the Gillette ESOP with installment payments to commence as soon as reasonably practicable following the determination of the Participant’s disability status, in accordance with rules prescribed under the Gillette ESOP and the Retiree Health Plan.  The initial value under the Gillette ESOP shall be equal to the value of the ESOP Transferred Account under this Plan immediately prior to such transfer.

(3)
To the extent that a Participant’s Account includes amounts that were originally transferred from the Zooth, Inc. 401(k) Plan, the Participant may not, while employed by the Company or an Affiliate, make any withdrawal with respect to those funds.

7.3 Loans.
(a)
Eligibility. Participants who are actively employed by the Employer or an Affiliate and such other Participants as are specified by the Plan Administrator in the Plan’s loan policy are eligible to request a loan at any time pursuant to this section.

(b)	Loan Amount.
(1)	Minimum. The minimum loan amount is $1,000 or such other amount as may be specified by the Plan Administrator in the Plan’s loan policy.
(2)
Maximum. The amount of a loan, when added to the outstanding balance of other loans to the Participant from the Plan and other plans maintained by the Employer or an Affiliate, may not exceed the lesser of—

(A)	$50,000 reduced by the excess (if any) of—
(i)	the amount of the highest outstanding loan balance in the prior 12 months under this Plan and other plans maintained by the Employer or an Affiliate, over
(ii)	the outstanding balance of loans from the Plan and other plans maintained by the Employer or an Affiliate on the date on which the loan is made;
(B)	50 percent of the nonforfeitable amount of the Participant’s entire balance under all Accounts under this Plan and other plans maintained by the Employer or an Affiliate.
(c)
Number of Loans. A Participant may have only one loan from this Plan outstanding at any time, except to the extent otherwise provided in the Plan’s loan policy established by the Plan Administrator.  In applying the limitation under this section 7.3(c), outstanding loans in excess of one that were transferred from a Merged Plan shall not be taken into consideration.  A Participant who has one or more loans transferred from a Merged Plan may not receive another loan from the Plan until all of these outstanding loans have been repaid.

(d)
Term of a Loan. Unless otherwise specified in the Plan’s loan policy established by the Plan Administrator, the term of a loan may not extend beyond 54 months after the date of the loan, or 114 months after the date of the loan in the case of a loan to be used to acquire a dwelling unit that, within a reasonable time after the loan is made, will be used as the principal residence of the Participant.  Notwithstanding the foregoing, loans transferred from the Merged Plans may not extend beyond five years after the date of the loan, or 360 months after the date of the loan in the case of a loan to be used to acquire a dwelling unit that, within a reasonable time after the loan is made, will be used as the principal residence of the Participant.

(e)
Interest. A loan shall bear a reasonable rate of interest, as determined by the Investment Committee, that will be fixed for the entire term of the loan.  Such rate is determined by taking into account the interest rates being charged at the time the loan is granted on loans of a comparable nature.

(f)
Funding of a Loan. Loans shall be derived from the following Participant Accounts: After-Tax Account, Transferred Company Contribution Account, Company Contribution Account, Rollover Contribution Account, Prior Plan Money Account, QNEC Account, Before-Tax Account, and Roth Account.  Loans shall be derived in an order established by the Plan Administrator; provided, however, that Roth amounts shall be distributed last.  A loan shall be funded pro rata across all investment Funds of each Account.

(g)	Promissory Note. A loan shall be evidenced by a promissory note in such form and containing such terms as the Plan Administrator shall direct, subject to the provisions of this section.

(h)
Repayments. Repayment of the loan principal and payment of the interest thereon will be made by approximately equal payments that will permit the loan to be fully amortized over the term selected by the Participant.  Subject to Treasury regulations and Plan Administrator rules, the preceding sentence will not apply to a period when a Participant is on an authorized leave of absence without pay for up to one year.

A Participant who is an active Employee shall make required payments by payroll deductions in each payroll period.  If a Participant’s pay is insufficient to make payments in full, the amount of the deficiency shall be paid by personal check.  A Participant who is a former Employee will make required payments by check or in such other manner permitted by the Plan Administrator.  A full or partial prepayment of the remaining balance of the loan and accrued interest may be made by personal check at any time without penalty.
Repayments shall be allocated to the Accounts of the Participant in the reverse order from which the loan was derived and shall be invested in the Funds then selected by the Participant for current contributions or, if none, in the default fund identified by the Plan Administrator.
Pursuant to Code section 414(u), Plan Administrator rules may permit the suspension of the obligation to repay a loan for a period during which the Participant is performing services in the uniformed services of the United States.
(i)
Plan Administrator Authority. The Plan Administrator may adopt such rules as it may deem necessary or appropriate to implement the provisions of this section, including, without limitation, rules concerning loans in default and reasonable fees for loan processing and administration to be charged to the Participant.

Article 8	DISTRIBUTIONS FOLLOWING TERMINATION, DISABILITY, OR DEATH.
8.1 Distribution Following Termination of Employment.
(a)
Following a Participant’s termination of employment with the Employer and all Affiliates for any reason other than death or Disability, distribution of the Participant’s Account balance shall be made or shall commence upon the Participant’s request.  Employment is considered terminated when the Participant ceases to provide services to the Employer.

(b)
Upon termination of employment for any reason other than death or Disability, the normal form of benefit payment shall be a lump sum distribution for all Participants.  In lieu of a lump sum distribution, a Participant may elect to receive benefit payments in the form of an installment payout as specified in section 8.1(b)(1) or ad hoc distributions as specified in section 8.1(b)(2).

(1)
Installment Payout. A Participant may elect to receive a series of monthly payments over a period designated by the Participant, subject to procedures established by the Plan Administrator.  Upon the death of the Participant, the remaining balance of the Participant’s Account shall be paid in a lump sum distribution to the Beneficiary.  A Participant may elect installment payments only if the Participant has first taken an ad hoc distribution of the Participant’s entire After-Tax Account, except in the case of installment payments made to satisfy the requirements of Code section 401(a)(9).  Before September 1, 2015, the Participant may designate a period of annual payments that may not exceed 20 years, subject to the limitations of section 8.3(a).

(2)
Ad Hoc Distribution. A Participant may elect from time to time a distribution of an amount as he or she may specify, subject to procedures established by the Plan Administrator, but not in excess of the balance of the Participant’s Account.  Notwithstanding the foregoing, a Participant may not request a partial distribution that is equal to or greater than 95% of the value of his or her Account as of the date of such request for distribution and that would require liquidation of Company Stock.

(c)
Notwithstanding any provision of the Plan to the contrary, if a Participant is performing service in the uniformed services while on active duty for a period of more than 30 days, such Participant shall be treated as having terminated employment for purposes of receiving a distribution pursuant to Code section 414(u)(12)(B).  If a Participant receives a distribution pursuant to the foregoing that does not constitute a “qualified reservist distribution” within the meaning of Code section 72(t)(2)(G)(iii), the Participant’s right to make Elective Contributions shall be suspended for six months.

8.2 Distribution Following Disability.
(a)	Following the Participant’s Disability, distribution of a Participant’s Account balance shall be made or shall commence upon the Participant’s request.
(b)
Upon Disability, the normal form of benefit payment shall be a lump sum distribution for all Participants. In lieu of a lump sum distribution, a Participant may elect to receive up to five partial payments of his or her Account in the amounts elected by the Participant, provided, however, that such payments shall not be made more than once every twelve months and the fifth partial payment shall be for the balance of the Participant’s Account.

8.3 Minimum Required Distributions, Consent, and Cash-Outs.
(a)
Distributions pursuant to section 8.1 or 8.2 shall be made by or shall commence no later than the Participant’s required beginning date over a period not exceeding the life expectancy of the Participant or the joint and last survivor life expectancy of the Participant and his or her Beneficiary.  “Required beginning date” means (1) April 1 following the later of the Plan Year during which the Participant attains age 70½ or retires, or (2) for a Participant who is a five percent owner (within the meaning of Code section 416) in the Plan Year ending in the calendar year the Participant attains age 70½, April 1 following the close of the Plan Year during which the Participant attains age 70½.  Life expectancies will be determined in accordance with the final regulations under Code section 401(a)(9).  Notwithstanding any provision of this Plan to the contrary, such distribution shall be made in accordance with Code section 401(a)(9), including the incidental death benefit requirement of Code section 401(a)(9)(G), and the final regulations issued thereunder.

(b)
No distribution pursuant to section 8.1 or 8.2 shall be made unless the Participant consents to the distribution no more than 180 days before the distribution is made.  The Participant must be provided with a notice no less than 30 days and no more than 180 days prior to the distribution, in accordance with the regulations under Code section 411(a)(11), and such notice must describe the material features of the optional forms of benefit under the Plan and the Participant’s right to defer distribution until reaching age 70½.  Notwithstanding the foregoing, distribution may commence less than 30 days after the notice is provided to the Participant if the Participant is clearly informed that the Participant has the right to consider the decision to take a distribution for at least 30 days following receipt of the notice and the Participant affirmatively elects a distribution.

(c)
Notwithstanding any provision of this Plan to the contrary, if the aggregate value of the Participant’s vested accounts under this Plan and The Procter & Gamble Profit Sharing Trust and Employee Stock Ownership Plan is equal to or less than $1,000 at the time of the Participant’s termination of employment for any reason other than death, the Participant’s Account shall be distributed in a single lump sum as soon as practicable following such termination, and notice and consent pursuant to section 8.3(b) shall not be required, provided, however, that if the Participant has attained age 65 at the time of distribution, ‘$5,000’ shall be substituted for ‘$1,000’ above; and provided further, however, that the Account shall not be distributed in a lump sum if a Participant is receiving a distribution in the form of installments or is making payments on an outstanding loan.  If a distribution made pursuant to this section 8.3(c) has a value greater than $1,000, the distribution will be paid in a direct rollover to an individual retirement plan for the Participant that is designated by the Plan Administrator, unless the Participant elects either to have the distribution paid directly to an Eligible Retirement Plan (as that term is defined in section 8.7(a)(2)(B)) specified by the Participant in a direct rollover, or to receive the distribution directly.

8.4 Distribution Following Death.
(a)	Following a Participant’s (or Beneficiary’s, if applicable) death, distribution of the Participant’s (or Beneficiary’s, if applicable) Account balance shall be made to the Beneficiary as follows.
(b)
If the Participant’s spouse is not the Participant’s sole Beneficiary, then the Beneficiary shall be required to take a lump sum distribution of the entire Account no later than December 31 of the year containing the fifth anniversary of the Participant’s death, provided, however, that if the Participant had already commenced distributions in the form of installments or as a result of reaching the Participant’s required beginning date under Code section 401(a)(9), the remaining Account balance shall be paid to the Beneficiary in a single lump sum as soon as practicable following the Participant’s death.  Notwithstanding the foregoing, if the decedent is a Beneficiary, then the decedent’s Beneficiary will receive a lump sum distribution of the entire Account as soon as reasonably practicable following the decedent’s death.

(c)
If the Participant’s spouse is the Participant’s sole Beneficiary, and the Participant had not already commenced distributions as a result of reaching the Participant’s required beginning date under Code section 401(a)(9), then such Beneficiary shall receive a distribution either:

(1)	of the entire Account balance no later than December 31 of the year containing the fifth anniversary of the Participant’s death; or
(2)
of installment payments and/or ad hoc distributions in accordance with section 8.1(b) over a period not extending beyond the life expectancy of the Beneficiary (provided, however, that installment payments must be over a period of at least ten years), commencing no later than December 31 of the year containing the first anniversary of the Participant’s death or, if later, December 31 of the calendar year in which the Participant would have attained age 70½.

The Beneficiary shall elect whether to apply section 8.4(c)(1) or (2) above.  If such Beneficiary does not make such an election by September 30 of the year containing the first anniversary of the Participant’s death, distributions shall be made in accordance with section 8.4(c)(2) above.
(d)
If the Participant’s spouse is the Participant’s sole Beneficiary, and the Participant has already commenced distributions as a result of reaching the Participant’s required beginning date under Code section 401(a)(9), then such Beneficiary shall receive a distribution at least as rapidly as the method of distribution in effect at the time of the Participant’s death.

(e)
If a Participant’s spouse who is the Participant’s sole Beneficiary is subject to item 8.4(c)(2) above, such designated beneficiary may elect a distribution under one of the methods described in section 8.1, provided that such method satisfies the requirements of Code section 401(a)(9).

(f)
Notwithstanding any provision of this Plan to the contrary, distributions shall be made in accordance with Code section 401(a)(9), including the incidental death benefit requirement of Code section 401(a)(9)(G), and the final regulations issued thereunder.  Life expectancies will be determined in accordance with the final regulations under Code section 401(a)(9).

8.5 Ordering Rules and Form of Distributions.
Distributions pursuant to section 8.1, 8.2, or 8.4 shall be made in an order established by the Plan Administrator.  Except for distributions made pursuant to section 8.1(b)(1), a Participant shall be eligible to select whether Roth amounts are distributed first or last in such ordering process.  With respect to installment payments made pursuant to section 8.1(b)(1), Roth amounts shall be distributed last.  Distributions from the After-Tax Account shall be allocated pro rata across all investment Funds.  All other distributions shall be allocated first to the Fund offering a money market or comparable investment, then to other investment Funds, other than the Company Stock Fund, on a pro rata basis, and then to the Company Stock Fund. Partial distributions from the After-Tax Account shall be in cash.  All other distributions shall be in cash, except distributions (other than installment distributions) allocable to the Company Stock Fund shall be made in-kind if the Participant (or, if applicable, the Beneficiary) so elects.
8.6 Distribution Commencement.
Notwithstanding any provision of this Plan to the contrary, upon request of the Participant (or, in the case of the Participant’s death, the Beneficiary), distribution of a Participant’s Account balance shall be made or shall commence no later than the 60th day after the close of the Plan Year in which the latest of the following dates occurs:
(a)	the date on which the Participant attains the earlier of age 65 or the Normal Retirement Age,
(b)	the 10th anniversary of the date the Participant commenced participation in the Plan, or
(c)	the date the Participant terminates service with the Employer and all Affiliates.
8.7 Direct Rollovers.
(a)	Eligible Rollover Distributions.
(1)
In General. In the case of a distribution (or a withdrawal) that would be an Eligible Rollover Distribution (as defined below) if made to the Participant or Beneficiary (“distributee”), the distributee may elect, in the manner prescribed by the Plan Administrator, to have such distribution paid directly to an Eligible Retirement Plan (as defined below) but not to exceed the amount that would otherwise be includible in gross income and additional amounts to the extent allowed by law.

(2)	Definitions.
(A)
Eligible Rollover Distribution. The term “Eligible Rollover Distribution” means a distribution to a distributee of all or any portion of the balance to the credit of the distributee other than a distribution that is

(i)
one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Participant or the joint life (or life expectancy) of the Participant and the Participant’s Beneficiary, or for a specified period of 10 years or more,

(ii)	required under Code section 401(a)(9),
(iii)	a hardship distribution within the meaning of Code section 401(k)(2)(B)(i)(IV),
(iv)	a distribution of dividends pursuant to Code section 404(k), or
(v)	such other distributions that are not eligible for rollover under regulations or Internal Revenue Service guidance.
(B)	Eligible Retirement Plan. The term “Eligible Retirement Plan” means—
(i)
in the case of a distributee who is an employee, a former employee, an employee’s or former employee’s surviving spouse, or an employee’s spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in code section 414(p):

(I)	an individual retirement account or an individual retirement annuity described in Code sections 408(a), 408(b), or, effective January 1, 2008, Code section 408A,
(II)	an employees’ trust described in Code section 401(a) that is exempt from tax under Code section 501(a),
(III)	an employees’ annuity plan described in Code section 403(a),
(IV)
an eligible deferred compensation plan described in Code section 457(f) that is maintained by an eligible employer described in Code section 457(e)(1)(A) and that separately accounts for an eligible rollover distribution, or

(V)	an annuity contract described in Code section 403(b); and
(ii)
the case of a distributee who is a non-spouse Beneficiary, an individual retirement account or an individual retirement annuity described in Code sections 408(a), 408(b), or, effective January 1, 2008, Code section 408A.

A portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of after-tax employee contributions, which are not includible in gross income.  However, such portion may be paid only to an individual retirement account or annuity described in Code sections 408(a), 408(b), or effective January 1, 2008, 408A, a qualified trust described in Code section 401(a), or an annuity contract described in Code section 403(b) that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.
A portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of amounts from a “designated Roth account,” as defined in section 402A of the Code and the regulations thereunder.  However, such portion may only be paid to another designated Roth account or a Roth IRA.
8.8 Beneficiaries.
(a)
General. Unless amended pursuant to this section 8.8, a Participant’s beneficiary designation under the PST effective as of June 30, 2007 shall be applicable under this Plan. Subject to section 8.8(b), “Beneficiary” means the person or persons (who may be named contingently or successively), including a trust or an estate, designated by a Participant, former Participant, or Beneficiary to whom the Participant’s, former Participant’s, or Beneficiary’s Account will be paid on account of the Participant’s, former Participant’s, or Beneficiary’s death.  Each designation will revoke all prior designations by the same Participant or Beneficiary.  A designation shall be made in the manner prescribed by the Plan Administrator, and will be effective only when filed as prescribed by the Plan Administrator.  If no Beneficiary is designated or a designation is revoked in whole or in part, or if a designated Beneficiary does not survive, the Account balance shall be payable to the Participant’s or former Participant’s estate.

(b)	Married Participants.
Notwithstanding section 8.8(a), in the case of a married Participant, the spouse of the Participant shall be the Beneficiary unless—
(1)	the Participant has designated another person as the Beneficiary,
(2)	the spouse has consented to the designation of the specific nonspouse Beneficiary, including any class of Beneficiaries or any contingent Beneficiaries,
(3)	the spouse acknowledges the effect of such election,
(4)	the spouse’s consent is in writing, and
(5)	the consent is witnessed by a notary public or an authorized representative of the Plan.
The spouse’s consent is not required if the spouse cannot be located or if the Participant furnishes the Plan Administrator a court order decreeing that the Participant and the spouse are legally separated or that the spouse has abandoned the Participant.  The preceding sentence does not apply to the extent provided in a qualified domestic relations order under Code section 414(p).
(c)
Disclaimers by Beneficiaries. Notwithstanding Sections 8.8(a) and 8.8(b), after a Participant’s death a Participant’s Beneficiary who is at least age 21 as of the Participant’s death may disclaim his or her entire interest in the Participant’s Account.  The effect of the disclaimer shall be as follows:

(6)
If at the time of the Participant’s death (i) the disclaiming Beneficiary is the sole surviving primary beneficiary, (ii) no secondary beneficiary has been designated or no secondary beneficiary is surviving, and (iii) the sole surviving primary beneficiary disclaims his or her entire interest, the Beneficiary will be determined as if the Participant did not designate a beneficiary.

(7)
If at the time of the Participant’s death (i) the Participant has designated multiple primary beneficiaries, (ii) multiple primary beneficiaries are surviving, (iii) no secondary beneficiary has been designated or no secondary beneficiary is surviving, and (iv) each surviving primary beneficiary disclaims his or her entire interest, the Beneficiary will be determined as if the Participant did not designate any beneficiaries.

(8)
If at the time of the Participant’s death (i) a secondary beneficiary has been named and is surviving, (ii) fewer than all surviving primary beneficiaries disclaim their entire interests, or (iii) the disclaiming Beneficiary is a secondary beneficiary, the Beneficiary will be determined as if the disclaiming Beneficiary had predeceased the Participant.

For the avoidance of doubt, a Beneficiary may not disclaim less than his or her entire interest.  A disclaimer under this section must be received by the Plan Administrator no later than nine months after the Participant’s death and must otherwise meet the requirements of Code section 2518(b).
8.9 Withholding Taxes.
The Employer or Trustee may withhold from a Participant’s Compensation or any payment under this Plan any taxes required to be withheld with respect to contributions or benefits under this Plan and such sums as the Employer or Trustee may reasonably estimate as are necessary to cover any taxes for which they may be liable and which may be assessed with respect to contributions or benefits under this Plan.
8.10 In-Plan Roth Conversion.
A Participant or a spousal Beneficiary who is the Participant’s sole beneficiary may elect to have all or any part of his or her Accounts which are not part of an outstanding loan balance, are not part of his or her ESOP Transferred Account, and are not part of a “designated Roth account,” as defined in section 402A of the Code and the Treasury Regulations thereunder, be converted to a “designated Roth account,” for purposes of the Plan by transferring such amounts directly to the Participant’s In-Plan Roth Conversion Account in accordance with Code Section 402A(c)(4).  Such conversion is irrevocable once made.  A Participant or beneficiary may withdraw amounts from the Participant’s In-Plan Roth Account only when the Participant or beneficiary is otherwise eligible for a withdrawal or distribution from the Account that is the source of the converted amounts.  This section does not expand or eliminate any withdrawal or distribution rights on amounts a Participant or beneficiary elects to transfer into the Roth In-Plan Conversion Account pursuant to this section.  Participants must request an In-Plan Roth Conversion of at least $500, and will not be allowed to request more than two In-Plan Roth Conversions in any calendar year.
Article 9 BENEFIT CLAIMS
9.1 Application for Benefits.
Each person eligible for a benefit under the Plan shall apply for such benefit in the manner prescribed by the Plan Administrator.  Each such person shall also furnish the Plan Administrator with such documents, evidence, data, or information in support of such application as the Plan Administrator considers necessary or desirable.
9.2 Claims Review Procedure.
(a)
In General. The Plan Administrator and the Policy Committee shall be responsible for the claims procedure under the Plan.  An application for a distribution or withdrawal under the Plan shall be considered a claim for purposes of this section 9.2.  Any person making a claim under this Plan must make such claim within one year of the event giving rise to such claim.

(b)
Original Claim. The Plan Administrator shall decide any initial claims made under the Plan.  In the event a claim of any Participant, Beneficiary, alternate payee, or other person (hereinafter referred to in this section as the “Claimant”) for a benefit is partially or completely denied, the Plan Administrator shall, within ninety (90) days after receipt of the claim (or if special circumstances, made known to the Claimant, require an extension of time for processing the claim, within one hundred eighty (180) days after receipt of the claim), give written notice of such denial to the Claimant. Such notice shall set forth, in a manner calculated to be understood by the Claimant, the specific reason or reasons for the denial (with reference to pertinent Plan provisions upon which the denial is based); an explanation of additional material or information, if any, necessary for the Claimant to perfect the claim; a statement of why the material or information is necessary; a statement of the Claimant’s right to bring a civil action under section 502(a) of ERISA; and an explanation of the Plan’s claims review procedure, including the time limits applicable to such procedure.

(c)	Review of Denied Claim.
(1)
The Policy Committee shall decide any claims for which a request for review is made following an initial denial.  A Claimant whose claim is partially or completely denied shall have the right to request a full and fair review of the denial by a written request delivered to the Policy Committee within sixty (60) days of receipt of the written notice of claim denial, or within such longer time as the Policy Committee, under uniform rules, determines.  In such review, the Claimant or his or her duly authorized representative shall have the right to review, upon request and free of charge, all documents, records or other information relevant to the claim and to submit any written comments, documents, or records relating to the claim to the Policy Committee.

(2)
The Policy Committee, within sixty (60) days after the request for review, or in special circumstances, within one hundred twenty (120) days of the request for review, will submit its decision in writing. If any extension is required, a written notice of the extension shall be sent within sixty (60) days.  Such decision shall take into account all comments, documents, records and other information properly submitted by the Claimant, whether or not such information was considered in the original claim determination.  The decision on review will be binding on all parties, will be written in a manner calculated to be understood by the Claimant, will contain, specific reasons for the decision and specific references to the pertinent Plan provisions upon which the decision is based, will indicate that the Claimant may review, upon request and free of charge, all documents, records or other information relevant to the claim and will contain a statement of the Claimant’s right to bring a civil action under section 502(a) of ERISA.

(3)
If a Claimant fails to file a claim or request for review in the manner and in accordance with the time limitations specified herein, such claim or request for review shall be waived, and the Claimant shall thereafter be barred from again asserting such claim.

(d)
Determination by Policy Committee Conclusive. The Policy Committee’s determination of factual matters relating to Participants, Beneficiaries and alternate payees shall be conclusive.  The Policy Committee and the Employers and their respective officers and directors shall be entitled to rely upon all tables, valuations, certificates and reports furnished by any accountant for the Plan, the Trustee or any investment managers and upon opinions given by any legal counsel for the Plan insofar as such reliance is consistent with ERISA.  The Trustee and other service providers may act and rely upon all information reported to them by the Policy Committee and/or the Employer and need not inquire into the accuracy thereof nor shall be charged with any notice to the contrary.

9.3 Limitation on Legal Actions.
Notwithstanding subsections 9.2(b) and 9.2(c)(2), an individual may bring a legal action for benefits under this plan only if (i) the individual has exhausted the claims and appeals procedures set forth in subsection 9.2 of this Plan within the time frames set forth therein and (ii) the action is brought within one year of the Policy Committee’s final decision on review.  If such conditions are not satisfied, an action for benefits shall not be permitted.
Article 10 ADMINISTRATION
10.1 The Committees and Plan Administrator.
The Board of Directors of the Company or its delegate shall appoint a Plan Administrator and both a Policy Committee and an Investment Committee each consisting of three or more members for indefinite terms.  The Plan Administrator assumes the fiduciary responsibilities under the Plan except for those responsibilities specifically allocated to the Trustee, the Policy Committee, the Investment Committee, the Stock Fiduciary, or an investment manager within the meaning of ERISA section 3(38).  The Plan Administrator may appoint or designate any person or persons to carry out all or part of its administrative responsibilities under the Plan.  The Policy Committee shall be the “named fiduciary” as defined under ERISA  The Investment Committee shall have authority and discretion to manage and control the assets of the Plan, other than those assets related to Company Stock or the Company Stock Fund, including the authority to select, appoint, and monitor the performance of one or more investment managers to manage or advise as to the investment of all or any portion of the Trust Fund, and the sole duty to diversify the assets of the Plan in accordance with ERISA section 404(a)(1)(C), as modified by ERISA section 404(a)(2).  The Investment Committee will have the authority and discretion to decide how to vote or exercise other rights with respect to all investments in the Plan, other than Company Stock or the Company Stock Fund.  The Policy Committee and the Investment Committee may designate a subcommittee to carry out any of the Policy Committee’s or Investment Committee’s responsibilities with respect to the Plan.
10.2 The Stock Fiduciary.
The Stock Fiduciary shall have the authority and discretion to manage and control the assets of the Plan relating to Company Stock or the Company Stock Fund, including matters pertaining to the investment, sale, exercise of voting, tender and exchange rights, and similar decisions with respect to Company Stock held in the Plan, except for those responsibilities relating to Company Stock or the Company Stock Fund that are specifically allocated to the Trustee, Participants and other fiduciaries under the Plan.  The Stock Fiduciary shall determine, in its sole discretion, whether (i) holding Company Stock in the Plan, and (ii) allowing new investments in Company Stock and the Company Stock Fund continues to be prudent and consistent with ERISA.  The Stock Fiduciary shall not have any fiduciary duties with respect to those assets of the Plan that do not relate to Company Stock or the Company Stock Fund.  The Stock Fiduciary’s responsibilities with respect to this Plan shall be limited to those described in this Section 10.2, and which are described in more detail in Sections 6.1(b)(2), 6.1(c)(1), 6.1(g), and 13.2(c).  The Stock Fiduciary shall have all powers necessary or appropriate to carry out its responsibilities.
10.3 Compensation and Expenses.
If a member of a committee (or a subcommittee) is an Employee of an Employer or an Affiliate, the member will serve without compensation for his or her services as a member.  The Company may reimburse the member for expenses properly and actually incurred.
10.4 Manner of Action.
A majority of the members of a committee constitute a quorum for the transaction of business.  All resolutions adopted, and other actions taken by a committee shall be by vote of a majority of those members present at a meeting and constituting a quorum.  Upon concurrence in writing of a majority of the members, action of a committee may be taken without a meeting.
10.5 Officers, Employment of Specialists.
The members of a committee may elect committee officers as they consider necessary or appropriate.  They may authorize one or more of the members or any agent to execute or deliver any instrument on their behalf, and may employ such counsel, auditors, and other specialists and such clerical and other services as they may require in carrying out the provisions of the Plan.
10.6 Administration.
(a)
In General. The Plan Administrator is responsible for administering the Plan, including instructing the Trustee concerning all payments that should be made out of the Trust Fund pursuant to the provisions of the Plan.  The Plan Administrator shall have power and discretionary authority as may be necessary to carry out the provisions of the Plan and may, from time to time, establish rules for administering the Plan and transacting the Plan’s business.  In exercising its authority, the Plan Administrator may not discriminate in favor of or against any Participant in a manner prohibited by law.  The Plan must be operated for the exclusive benefit of Participants and Beneficiaries.

(b)
Findings of Fact and Interpretation. The Plan Administrator shall have the discretionary authority to make any finding of fact necessary or appropriate for any purpose under the Plan including, but not limited to, the determination of the eligibility for, and the amount of, any benefit payable under the Plan.  The Plan Administrator shall have the right and discretionary authority to interpret the terms and provisions of the Plan and to determine questions arising under the Plan or in connection with its administration, including, without limitation, the right to remedy or resolve possible ambiguities, inconsistencies, or omissions, by general rule or particular decision.  To the extent permitted by law, all findings of fact, determinations, interpretations, and decisions of the Plan Administrator shall be conclusive and binding upon all persons having or claiming to have any interest or right under the Plan subject to the claims review procedure in Section 9.2.  Benefits under this Plan will be paid only if the Plan Administrator decides in its discretion that the applicant is entitled to them under the applicable terms of the Plan.  In addition, the Policy Committee shall also have the authority provided in clause (a) and this clause (b) to the extent necessary to carry out its duties under this Plan and in the event that the Plan Administrator requests that the Policy Committee review or otherwise take an action with respect to a Plan Administrator function.

(c)
Reports and Filings. The Plan Administrator shall make all reports or other filings necessary to meet the reporting and disclosure requirements that are the responsibility of “plan administrators” under ERISA.

(d)
Records. All acts and determinations of the Plan Administrator shall be recorded by the Plan Administrator, and all such records, together with such documents and instruments as may be necessary for the administration of the Plan, shall be preserved in the custody of the Plan Administrator.

(e)
Electronic and Other Media. Notwithstanding any provision of the Plan to the contrary, to the extent permitted by law, the Plan Administrator may use electronic media in addition to or in lieu of other media, as it deems necessary or appropriate, to conduct transactions, maintain records, make disclosures, reports, and filings, and to otherwise administer the Plan.

(f)
Automatic and Default Elections. To the extent permitted by law, Plan Administrator rules may provide that a Participant (or Beneficiary) election will remain in force until the Participant notifies the Plan Administrator (in the manner and time prescribed by the Plan Administrator) of a modification of such a continuing election. If the Plan requires an affirmative election, the Plan Administrator rules may specify that a failure to make a timely affirmative election will be deemed to be a direction to the Plan to take such action specified by the Plan Administrator rules.  If the Plan Administrator adopts a rule pursuant to this section, it shall be communicated to the affected Participants and Beneficiaries in a manner that assures timely receipt and a reasonable period for the Participant to modify a continuing election or to make an affirmative election.

10.7 Expenses of Administration.
The compensation of the Trustee, any reasonable and proper attorneys’ or management fee incurred in the administration of the Trust Fund or other reasonable and proper Plan expenses shall be paid pursuant to section 6.3.
10.8 Indemnity for Liability.
To the maximum extent allowed by law and to the extent not otherwise indemnified, the Employer shall indemnify the members (and former members) of each committee, including the Stock Fiduciary, and any other current or former officer, director, or employee of the Employer or an Affiliate to whom any authority, responsibility or administrative function under the Plan is delegated or assigned against any and all claims, losses, damages, expenses, including counsel fees, incurred by such persons and any liability, including any amounts paid in settlement with the Company’s approval, arising from such person’s action or failure to act with respect to such authority, responsibility or administrative function.
Article 11 TRUST
11.1 Financing.
(a)
In General. The Company shall maintain a Trust Fund as a part of the Plan in order to implement and carry out the provisions of the Plan and to finance the benefits under the Plan, by entering into one or more Trust Agreements.  Any Trust Agreement is designated as, and shall constitute, a part of this Plan, and all rights that may accrue to any person under a Plan shall be subject to all the terms and provisions of such Trust Agreement.  The Company may modify any Trust Agreement from time to time to accomplish the purpose of the Plan. The Board of Directors may replace any Trustee and appoint a successor Trustee or Trustees.  The assets of the Trust Fund shall not be used for or diverted to purposes other than exclusive benefit of Participants and Beneficiaries.

(b)
Investment Manager. The Investment Committee shall have the authority to select, appoint, and monitor the performance of one or more investment managers (within the meaning of ERISA section 3(38)) to manage or advise as to the investment of all or any portion of the Trust Fund except with respect to Company Stock and the Company Stock Fund.  Each such investment manager shall satisfy the requirements of ERISA and shall act pursuant to the terms of the applicable investment management agreement or investment advisory agreement.  An investment manager shall acknowledge in writing delivered to the Plan and to the Trustee its appointment as a fiduciary of the Trust Fund.  The investment manager may be terminated by the Investment Committee at will.

An investment manager appointed under this section shall have the sole investment responsibility for that portion of the Trust Fund which it is appointed to manage.  Other fiduciaries of the Plan shall be under no duty to question any direction or lack of direction of any investment manager, but may act, and shall be fully protected in acting in accordance with each such direction of an investment manager.  Other fiduciaries of the Plan shall have no responsibility for the investment of any asset of the Trust Fund, the management of which has been delegated to an investment manager, or liability for any loss to or diminution in value of the Trust Fund resulting from any action directed, taken, or omitted by an investment manager.
11.2 Contributions.
An Employer shall make such contributions to the Trust Fund as are required by the provisions of the Plan, subject to the right of the Company to terminate the Plan or the Employer to withdraw from the Plan.
11.3 Nonreversion.
An Employer shall have no right, title, or interest in the contributions made to the Trust Fund under the Plan and no part of the Trust Fund may revert to an Employer, except that if a contribution is made to the Trust Fund by an Employer by a mistake of fact, then such contribution (adjusted for losses but not earnings) may be returned to the Employer within one year after the payment of the contribution.
11.4 Transfer of Assets and Liabilities.
If a Participant in this Plan becomes a participant in another qualified defined contribution plan (other than the PST) maintained by the Employer or Affiliate, assets allocated to the Participant’s Account under this Plan may be transferred, at the direction of the Company, to his or her account under such other qualified plan.  Following the transfer, the Plan shall have no further obligation to the Participant. If a Participant’s ESOP Transferred Account is required to be transferred to The Gillette Company Employee Stock Ownership Plan pursuant to section 12.4 of such plan, such assets shall be transferred from this Plan, at the direction of the Plan Administrator, to The Gillette Company Employee Stock Ownership Plan.
Article 12 TOP HEAVY PROVISIONS
12.1 Application of Top Heavy Provisions.
(a)	The Plan is a Top Heavy Plan for any Plan Year if, as of the determination date:
(1)	The present value of accrued benefits for Key Employees is greater than or equal to 60% of the present value of accrued benefits for all Employees; or
(2)	The Plan is part of a required aggregation group (as defined below) and the required aggregation group is top heavy.
However, and notwithstanding the results of the 60% test, the Plan shall not be considered a Top Heavy Plan for any Plan Year in which the Plan is a part of a required or permissive aggregation group (as defined below) which is not top heavy.  The determination date for any Plan Year is the last day of the preceding Plan Year.
(b)
The “required aggregation group” consists of each plan of an Employer or an Affiliate in which a Key Employee participates, and each other plan of an Employer or an Affiliate that enables a plan in which a Key Employee participates to meet the nondiscrimination requirements of Code sections 401(a)(4) or 410, including any plans which have been terminated during the last five Plan Years ending with the determination date.

(c)
A “permissive aggregation group” consists of those plans that are required to be aggregated and one or more plans (providing comparable benefits or contributions) that are not required to be aggregated, which, when taken together, satisfy the requirements of Code section 401(a)(4) and Code section 410.

(d)
The present value of accrued benefits consists of the sum of the Employee’s Accounts, but including any portion of his or her Rollover Account only to the extent attributable to Rollover Contributions received from an Employee’s prior employer’s plan before December 31, 1983 and any Rollover Contributions received from another plan maintained by an Affiliate, under this Plan plus the actuarial equivalent of the Employee’s accrued benefit under any other plan maintained by an Employer or an Affiliate that is required to be aggregated with this Plan.  It also includes distributions from this Plan and all other plans in the required aggregation group made during the Plan Year ending on the determination date.  In the case of a distribution made for a reason other than severance from employment, death or disability, it shall include all such distributions made during the Plan Year ending on the determination date and the four preceding Plan Years.  The accrued benefit for any individual who has not performed services for the Employer or any Affiliate at any time during the Plan Year ending on the determination date shall not be included in the present value of accrued benefits.

Payments made to the Beneficiary of a Key Employee shall be treated as if made to a Key Employee.
(e)	An Employee or former Employee shall be deemed to be a Key Employee for the Plan Year if at any time during the Plan Year the Employee or former Employee is:
(1)
An officer of the Employer or an Affiliate having compensation greater than $130,000 (as adjusted under Code section 416(i)).  For purposes of this section, no more than 50 employees (or, if less, the greater of three or ten percent of the employees) shall be treated as officers.

(2)	A 5% owner (as determined under Code section 416(i)(1)(B)(i)) of the Employer or an Affiliate.
(3)	A 1% owner (as determined under Code section 416(i)(1)(B)(ii)) of the Employer or an Affiliate having annual compensation of more than $150,000.
Notwithstanding the foregoing provisions of this section, the determination of who is a Key Employee will be made in accordance with Code section 416(i)(1) and the regulations thereunder.
(f)	“Compensation” for purposes of this Article has the same meaning as for purposes of section 4.4(e)(3).
12.2 Minimum Contributions.
If the Plan is deemed to be a Top Heavy Plan for the Plan Year, all Participants who are not Key Employees are entitled to a minimum Employer contribution for the Plan Year equal to 3% of Compensation.  This minimum contribution shall be provided by an Employer contribution under any defined contribution plan maintained by an Employer or an Affiliate.  For purposes of determining whether such minimum contribution has been met, Employer contributions under the Plan and employer contributions under any other defined contribution plan of the Company or an Affiliate shall be aggregated, provided, however, that Elective Contributions may not be used to determine whether such minimum contribution has been met.
Article 13 AMENDMENT, TERMINATION, AND MERGER
13.1 Plan Amendments.
The Company, by action of its Board of Directors or the Board’s delegate, reserves the right to make, by amendment, such changes in, additions to, and substitutions for the provisions of the Plan, to take effect retroactively or otherwise, as is deemed necessary or advisable for any reason, including amendments that change or modify contributions under the Plan, or change any provision relating to the distribution or payment, or both, of any Account balances.
13.2 Limitations on Amendments.
Except as permitted by law or regulation or to the extent necessary to conform to laws and regulations, the provisions of this Article are subject to the following restrictions:
(a)
No amendment may operate either directly or indirectly to give the Employer an interest in a fund or property held by the Trustee under the terms of this Plan, or to permit corpus or income of the Trust to be used for or diverted to purposes other than the exclusive benefit of persons who are Participants or Beneficiaries.

(b)
No amendment may operate either directly or indirectly to deprive a Participant of the value of his or her nonforfeitable interest, the value of the Account as of the date of the amendment, or eliminate an optional form of benefit with respect to the Account value immediately before the later of the adoption date or the effective date of amendment, adjusted for subsequent earnings, gains, and losses attributable to such values.

(c)
No amendment may operate directly or indirectly to increase, in the judgment of the Stock Fiduciary, the duties or liabilities of the Stock Fiduciary, unless the Stock Fiduciary consents thereto in writing.

13.3 Merger, Consolidation, or Transfer.
Except as provided by law or regulation, no merger or consolidation of the Plan with, or any transfer of assets or liabilities of the Plan to or from, any other plan may occur unless each Participant in the Plan would be entitled to receive a benefit immediately after the merger, consolidation, or transfer (if the Plan then terminated) which is equal to or greater than the benefit the Participant would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated).
13.4 Termination.
The Company reserves the right to terminate the Plan at any time.  No distribution shall be made on account of the termination of the Plan except as permitted by Code section 401(k)(10) and specific provisions of the Plan.
13.5 USERRA Provisions.
Notwithstanding any provision of the Plan to the contrary, with regard to an Employee who after serving in the uniformed services is reemployed by an Employer within the time required by Uniformed Services Employment and Reemployment Rights Act, contributions shall be made and benefits and service credit shall be provided under the Plan with respect to his or her qualified military service (as defined in Code section 414(u)(5)) in accordance with Code section 414(u).  Furthermore, notwithstanding any provision of the Plan to the contrary, Participant loan payments may be suspended during a period of qualified military service.
Additionally, on or after January 1, 2007 and notwithstanding any provision of the Plan to the contrary, if a Participant (including a Participant whose assets were transferred from the HDS Cosmetics Lab, Inc. 401(k) Profit Sharing Plan & Trust or the Frederic Fekkai 401(k) Retirement Savings Plan (collectively, “HDS or Fekkai Plans”)) dies or incurs a Disability while performing qualified military service (as defined in Code section 414(u)) and has not received a complete distribution of his or her benefits, such Participant shall be treated, for purposes of contributions under the Plan (and, if applicable, under the HDS or Fekkai Plans) and in accordance with Code section 414(u)(9), as if the Participant had been reemployed on the day prior to the day the Participant dies or incurs a Disability in accordance with the Participant’s reemployment rights under Code section 414(u) and had ceased active employment on the actual day the Participant dies or incurs a Disability.  If a Participant dies while performing “qualified military service,” as defined in Code section 414(u), the survivors of the Participant shall be entitled to any additional benefits required to be paid pursuant to Code section 401(a)(37).
Article 14 MISCELLANEOUS
14.1 Benefits Not Assignable.
(a)
General Nonalienation Requirements. Except to the extent permitted by law and as provided in sections 14.1(b) and (c) below, none of the Accounts, benefits, payments, proceeds or distributions under the Plan shall be subject to the claim of any creditor of a Participant or Beneficiary or to any legal process by any creditor of such Participant or of such Beneficiary, and neither such Participant nor any such Beneficiary shall have any right to alienate, commute, anticipate or assign any of the Accounts, benefits, payments, proceeds or distributions under the Plan except to the extent expressly provided herein.

(b)	Exception for Qualified Domestic Relations Orders.
(1)
The nonalienation requirements of section 14.1(a) above shall apply to the creation, alignment or recognition of a right to any benefit, payable with respect to a Participant pursuant to a domestic relations order, unless such order is (i) determined to be a qualified domestic relations order, as defined in Code section 414(p) and ERISA section 206(d)(3), entered on or after January 1, 1985, or (ii) any domestic relations order, as defined in Code section 414(p) and ERISA section 206(d)(3), entered before January 1, 1985, pursuant to which a transferor plan was paying benefits on January 1, 1985.  The Plan Administrator shall establish reasonable written procedures to determine the qualified status of a domestic relations order. Further, to the extent provided under a qualified domestic relations order, a former spouse of a Participant shall be treated as the spouse or surviving spouse for all purposes under the Plan.

(2)
Any portion of a Participant’s account that is subject to a qualified domestic relations order shall be distributed in accordance with the terms of the applicable qualified domestic relations order or, in the event the order does not address the time of distribution, as soon as practical in accordance with procedures established by the Plan Administrator.

(c)	In addition, section 14.1(a) above shall not apply to certain judgments, orders, decrees, or settlement agreements in connection with the Plan or ERISA described in Code section 401(a)(13)(C).
14.2 Missing Persons.
If the Plan Administrator is unable to locate a proper payee within one year after an Account becomes payable, the Plan Administrator may treat the balance credited to the Account as a forfeiture; however, if a claim for benefits is subsequently presented by a person entitled to a payment, the forfeited amount shall be recredited to the Account upon verification of the claim, except for those amounts that have been paid pursuant to an escheat or other applicable law.  Forfeitures restored under this section shall be paid from current forfeitures, and if insufficient, from an additional Employer contribution.
14.3 Incapacity.
If, in the opinion of the Plan Administrator, any Participant (or Beneficiary) becomes unable to handle properly any property distributable under the Plan, the Plan Administrator may make any arrangement for distribution on such Participant’s behalf that it determines will be beneficial to such Participant, including (without limitation) distribution to such Participant’s guardian. conservator, spouse, or dependent, and such distribution so made shall be a complete discharge of the liabilities of the Plan with respect to the Participant.
14.4 Gender, Number, and Delegation.
Except when otherwise indicated by the context, any masculine terminology shall also include the feminine, and the definition of any term in the singular shall also include the plural.  Except as otherwise provided in the original delegation, any delegate under this Plan may further delegate its authority, responsibilities, and duties.
14.5 No Enlargement of Employee Rights.
Nothing contained in the Plan shall be deemed to give any Employee the right to be retained in the service of an Employer or an Affiliate or to interfere with the right of an Employer or Affiliate to discharge any Employee at any time.
14.6 Applicable Law.
To the extent not preempted by the laws of the United States, the laws of the State of Ohio shall be the controlling law in all matters relating to the Plan.
14.7 Severability.
If a provision of this Plan shall be held illegal or invalid, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included in this Plan.
14.8 Headings.
The headings of this Plan are inserted for convenience or reference only and are not to be considered in the construction or the interpretation of the Plan.
IN WITNESS WHEREOF, THE PROCTER & GAMBLE COMPANY has caused this amendment and restatement of the Plan to be executed on this 25th day of June, 2019 by its duly authorized officer.

THE PROCTER & GAMBLE COMPANY
By:
Vinitaa Jayson
Title: Vice President, Human Resources, North America

APPENDIX A: HISTORICAL SUPPLEMENT
All of the savings plans and programs described in this supplement were merged into the Procter & Gamble Subsidiaries Savings Plan (“Subsidiaries Savings Plan”) on or before July 1, 2002.  For periods before that date, certain savings plans and programs listed below were part of the Procter & Gamble Master Savings Plan (the “Master Plan”) that was the predecessor to the Subsidiary Savings Plan.  These descriptions reflect the background and other historical information regarding the programs prior to the merger.
A.	Fisher Nut Savings Program
1.
Background. Effective September 22, 1989, Beatrice/Hunt-Wesson, Inc. sold the assets of its Fisher Nut business to The Procter & Gamble Company, and employees of the Fisher Nut business became employees of the Fisher Nut Company, a wholly-owned subsidiary of The Procter & Gamble Company. Assets and liabilities under the Beatrice/Hunt-Wesson Employee Savings Plan with respect to the active participants in that plan who were employed by the Fisher Nut business were transferred to a new plan called the Fisher Nut Savings Plan.  Before January 1, 1996, Supplement A to the Master Plan constituted the separate defined contribution plan, known as the Fisher Nut Savings Plan.  Upon its consolidation with certain other savings plans under the Master Plan on January 1, 1996 to form a plan known as the Procter & Gamble Subsidiaries Savings and Investment Plan, that portion of that consolidated Plan was renamed the Fisher Nut Savings Program.  Effective as of May 1, 2002, the Procter & Gamble Subsidiaries Savings and Investment Plan was merged into the Subsidiaries Savings Plan.

2.
Applicability. The provisions of the Fisher Nut Savings Program and the Subsidiaries Savings Plan, as successor plan, became applicable to eligible persons who were employed by the Fisher Nut Company or its corporate successor on or after January 1, 1991, except as otherwise provided by the Subsidiaries Savings Plan document or by law or regulation.

3.
Vesting. Unless previously vested under the terms of the Fisher Nut Savings Plan, each participant in the Fisher Nut Savings Program who was employed with Fisher Nut Company in St. Paul, Minnesota had a nonforfeitable right in his or her entire account under the Fisher Nut Savings Plan as of December 1, 1993, provided said participant was employed by an Employer or Affiliate on such date.  Each employee who was employed by Fisher Nut Company in Edenton, North Carolina or Suffolk Virginia had a nonforfeitable right in his or her entire account under the Fisher Nut Savings Plan as of October 11, 1995, provided said employee was employed by an Employer or Affiliate on such date

B.	Shulton Savings Program
1.
Background. Effective July 26, 1990, American Cyanamid Company sold a subsidiary, Shulton, Inc., to The Procter & Gamble Company, and Shulton, Inc. became a wholly-owned subsidiary of The Procter & Gamble Company.  Employees of Shulton, Inc. had been participants in a qualified defined contribution plan maintained by American Cyanamid, known as the Cyanamid Employees Savings Plan (“Cyanamid Plan”).  Effective July 26, 1990, a new plan was established for the employees of Shulton, Inc. so that they could continue making contributions to a qualified defined contribution plan.  That plan was named the Shulton Savings Plan. No assets were transferred from the Cyanamid Plan to the Shulton Savings Plan, but employees of Shulton, Inc. were permitted to roll over the otherwise taxable portion of their accounts in the Cyanamid Plan to the plan.

Effective January 31, 1992, substantially all of the assets of Shulton, Inc. were sold to Kolinar Laboratories, Inc. and substantially all of the employees of Shulton, Inc. became employees of the purchaser.  All contributions under the Shulton Savings Plan ceased as of such date.  Before January 1, 1996, Supplement B to the Master Plan constituted the separate defined contribution plan known as the Shulton Savings Plan.  Upon its consolidation with certain other savings plans under the Master Plan on January 1, 1996 to form a plan known as the Procter & Gamble Subsidiaries Savings and Investment Plan, that portion of that consolidated Plan was renamed the Shulton Savings Program.  Effective May 1, 2002, the Procter & Gamble Subsidiaries Savings and Investment Plan was merged into the Subsidiaries Savings Plan.
2.
Applicability. The provisions of the Shulton Savings Program and the Subsidiaries Savings Plan, as successor plan, became applicable to eligible persons who were employed by Shulton, Inc. or its corporate successor on or after January 1, 1991, except as otherwise provided by the Subsidiaries Savings Plan or by law or regulation.

3.
Vesting. Unless previously vested under the terms of the Shulton Savings Plan, each participant in the Shulton Savings Plan employed with Shulton, Inc. had a nonforfeitable right in his or her entire account under the Shulton Savings Plan as of January 31, 1992, provided said participant was employed by an Employer or Affiliate on such date.

C.	Hawaiian Punch Savings Program
1.
Background. Pursuant to a sales agreement between the Del Monte Corporation and The Procter & Gamble Company dated January 25, 1990, with a closing date of February 28, 1990, Sundor Brands. Inc., a subsidiary of The Procter & Gamble Company, acquired Del Monte Hawaiian Punch Division.  Prior to the closing date, the employees of the Hawaiian Punch Division participated in a qualified plan called the Del Monte Savings Plan.  Pursuant to the sale agreement, assets under the Del Monte Savings Plan with respect to the Hawaiian Punch employees were transferred to a new plan to be maintained by Sundor Brands. Inc. and employees were permitted to continue to contribute to such plan.  The plan was established by Sundor Brands, Inc. effective as of February 28, 1990, to be known as the Hawaiian Punch Savings Plan.  Effective December 31, 1995, all contributions under that plan were discontinued. Before January 1, 1996, Supplement C to the Master Plan constituted the separate defined contribution plan, known as the Hawaiian Punch Savings Plan.  Upon its consolidation with certain other savings plans under the Master Plan on January 1, 1996 to form the Subsidiaries Savings Plan, that portion of the consolidated plan was renamed the Hawaiian Punch Savings Program.

2.
Applicability. The provisions of the Hawaiian Punch Savings Program and the Subsidiaries Savings Plan, as successor plan, became applicable to eligible persons who were employed by Sundor Brands, Inc. or its corporate successor on or after January 1, 1991, except as otherwise provided by the Subsidiaries Savings Plan or by law or regulation.

3.
Eligibility. A person became eligible under the Hawaiian Punch Savings Program if he or she was employed by the Hawaiian Punch Division on or before December 31, 1995 and had satisfied the all of the eligibility conditions under the Master Plan.

4.
Vesting. Unless previously vested under the terms of the Hawaiian Punch Savings Plan, each participant in the plan who was employed when the plan was frozen had a nonforfeitable right in his or her entire account as of December 31, 1995.

D.	Max Factor Savings Program
1.
Background. Pursuant to a sales agreement between Revlon, Inc. and The Procter & Gamble Company dated July 15, 1991, with a closing date of July 24, 1991, Max Factor & Co., a wholly-owned subsidiary of The Procter & Gamble Company, acquired the assets comprising the Max Factor division of Revlon. Prior to the closing date, certain employees of the Max Factor division participated in a qualified plan called the Revlon Employees’ Savings and Investment Plan (“Revlon Plan”).  Pursuant to the sales agreement, assets under the Revlon Plan with respect to the Max Factor employees whose employment was transferred to Max Factor & Co. were transferred to a new plan to be maintained by Max Factor & Co. and its employees to be permitted to contribute to such plan.  The plan was established by Max Factor & Co. effective as of July 24, 1991, to be known as the Max Factor Savings Plan.  That plan was frozen as of June 30, 1992.  Pursuant to a corporate reorganization, effective June 30, 1994, the sponsoring employer of the Max Factor Savings Plan became Noxell Corporation.  Before January 1, 1996, Supplement D to the Master Plan constituted the separate defined contribution plan known as the Max Factor Savings Plan.  Upon its consolidation with certain other savings plans under the Master Plan on January 1, 1996 to form the Subsidiaries Savings Plan, a portion of that consolidated Plan was renamed the Max Factor Savings Program.

2.
Applicability. The provisions of the Max Factor Savings Program and the Subsidiaries Savings Plan, as successor plan, became applicable to eligible persons who were employed by Noxell Corporation, Max Factor & Co., or their corporate successors on or after July 24, 1991, except as otherwise provided by the Subsidiaries Savings Plan or by law or regulation.

3.
Eligibility. A person became eligible under the Max Factor Savings Program if he or she was employed by Max Factor & Co. on or before June 30, 1992 and had six months of eligibility service or if he or she was a participant in the Revlon Employees’ Savings and Investment Plan on July 24, 1991 and became an employee of Max Factor & Co. on that date.

4.
Vesting. Unless previously vested under the terms of the Max Factor Savings Plan, each participant in the Max Factor Savings Plan who was employed with Max Factor & Co. when the program was frozen on June 30, 1992 had a nonforfeitable right in his or her entire account as of that date.

E.	The Procter & Gamble Pharmaceuticals Savings Plan
1.
Background. Norwich Eaton Pharmaceuticals, Inc. established a capital accumulation plan for the benefit of its eligible employees, effective as of August 1, 1982 known as the Norwich Eaton Employee Savings Plan.  To reflect the change in the name of the employer to Procter & Gamble Pharmaceuticals, Inc., it was renamed in 1992.

Effective July 1, 1984, the plan was amended and restated to permit Participants to take advantage of Code section 401(k), to conform the plan to changes in the Internal Revenue Code of 1954 and related regulations, and to make other modifications to the plan.  Effective October 1, 1985, assets and liabilities under the plan were transferred to create two plans: (1) a plan for the eligible salaried employees of Procter & Gamble Pharmaceuticals, to be known as the Norwich Eaton Employee Savings and Investment Plan for Salaried Employees, and renamed in 1992 as the Procter & Gamble Pharmaceuticals, Inc. Employee Savings and Investment Plan for Salaried Employees (“Salaried Plan”), and (2) a plan for other eligible employees, to be known as the Norwich Eaton Employee Savings and Investment Plan for Hourly and Greenville Employees (“Hourly and Greenville Plan”).  The plan document became a master plan for the Salaried Plan and the Hourly and Greenville Plan.
Effective April 1, 1986, the Hourly and Greenville Plan was renamed the Norwich Eaton Savings and Investment Plan for Hourly Employees. It was renamed again in 1992 as the Procter & Gamble Pharmaceuticals, Inc. Savings and Investment Plan for Hourly Employees (“Hourly Plan”).
In 1991, the Salaried Plan was amended to fully vest all amounts credited to Accounts as of June 30, 1991 and to completely discontinue all contributions under the Salaried Plan as of July 1, 1991.
In 1992, the Hourly Plan was amended to fully vest all amounts credited to participants’ accounts as of December 31, 1992, and to completely discontinue all contributions under the Hourly Plan as of that date.  Effective as of July 1, 1994, the Salaried and Hourly Plans were merged into one plan. Generally effective as of July 1, 1994, the merged plans were amended and restated by replacing their provisions with the provisions of the Master Plan, except as otherwise provided, and by renaming the merged plans the Procter & Gamble Pharmaceuticals Savings Plan.
Before May 1, 2002, Supplement E to the Master Plan constituted the separate defined contribution plan known as The Procter & Gamble Pharmaceuticals Savings Plan.  Upon its consolidation with certain other savings plans under the Master Plan on May 1, 2002, the plan became the Subsidiaries Savings Plan.
2.
Applicability. The provisions of the Procter & Gamble Pharmaceuticals Savings Plan and the Subsidiaries Savings Plan, as successor plan, became applicable to eligible persons who were employed by Procter & Gamble Pharmaceuticals, Inc. on or after July 1, 1993, except as otherwise provided by the Subsidiaries Savings Plan or by law or regulation.

3.	Eligibility. A person became eligible under the Procter & Gamble Pharmaceuticals Savings Plan if he or she had amounts credited to an account under the plan on or before December 31, 1992.
4.
Vesting. Each salaried participant in the Subsidiaries Savings Program who was employed with Procter & Gamble Pharmaceuticals when the Salaried Plan was frozen on July 1, 1991 had a nonforfeitable right in his or her entire account under the Salaried Plan as of that date.  Each hourly participant in the Subsidiaries Savings Program who was employed with Procter & Gamble Pharmaceuticals when the Hourly Plan was frozen on December 31, 1992 had a nonforfeitable right in his or her entire account balance under the Hourly Plan as of that date.

F.	Sundor Brands Savings Program
1.
Background. Sundor Brands Inc. previously established a profit sharing plan for the benefit of its eligible employees known as the Sundor Brands Inc. Thrift Plan.  Effective October 1, 1986, the Latrobe Brewing Company Salaried Employees Thrift Plan was merged into the Sundor Brands Thrift Plan.  The combined plan was amended and restated effective as of January 1, 1987, and renamed the Savings and Security Plan for Participating Employees of Sundor Group, Inc.  Generally effective as of January 1, 1994, the plan was amended and restated by replacing its provisions with the provisions of the Master Plan, except as otherwise provided, and by renaming the plan the Sundor Brands Savings Plan.  Effective December 31, 1995 contributions under the plan were discontinued. Before January 1, 1996, Supplement F to the Master Plan constituted a separate defined contribution plan known as the Sundor Brands Savings Plan.  Upon its consolidation with certain other savings plans under the Master Plan on January 1, 1996 to form the Subsidiaries Savings Plan, that portion of that consolidated plan was renamed the Sundor Brands Savings Program.

2.
Applicability. The provisions of the Sundor Brands Savings Program and the Subsidiaries Savings Plan, as successor plan, became applicable to eligible persons who were employed by Sundor Brands, Inc. or its corporate successor on or after January 1, 1994, except as otherwise provided by the Subsidiaries Savings Plan or by law or regulation.

3.
Eligibility. A person became eligible under the Sundor Brands Savings Program as of the first day of the first calendar quarter on or immediately following the anniversary of his or her employment with Sundor Brands, Inc., if he or she was continuously employed at a rate of at least 1,000 Hours of Service during a 12-month period and that employment anniversary was on or before December 31, 1995.  Otherwise, any other employee of Sundor Brands, Inc. became eligible on the first day of the calendar quarter after he or she attained one year of eligibility service under the Master Plan on or before December 31, 1995.

4.
Vesting. Unless previously vested under the terms of the Sundor Brands Savings Plan, each participant in the plan who was employed with Sundor Brands when the plan was frozen on December 31, 1995 had a nonforfeitable right in his or her entire account as of that date.

G.	Speas Savings Program
1.
Background. Effective January 1, 1988, the Sundor Group, Inc. adopted the Sundor Savings and Security Plan for Participating Employees of the Speas Company (“Speas Plan”).  On March 29, 1989, Procter & Gamble acquired the Sundor Group, Inc. and subsequently Procter & Gamble merged the Sundor Group, Inc. into Sundor Brands, Inc. Effective as of January 1, 1994, the Speas Plan was amended and restated by replacing its provisions with the provisions of the Master Plan, except as provided, by renaming the plan the Speas Savings Plan.  Before January 1, 1996, Supplement G to the Master Plan constituted the separate defined contribution plan known as the Speas Savings Plan.  Upon its consolidation with certain other savings plans under the Master Plan on January 1, 1996 to form the Subsidiaries Savings Plan, the portion of that consolidated plan was renamed the Speas Savings Program.

2.
Applicability. The provisions of the Speas Savings Program and the Subsidiaries Savings Plan, as successor plan, shall be applicable to eligible persons who were employed by Sundor Brands, Inc. or its corporate successor on or after January 1, 1994, except as otherwise provided by the Subsidiaries Savings Plan or by law or regulation.

3.
Eligibility. A person became eligible under the Speas Savings Program as of the first July 1 or January 1 occurring before April 1, 1995 and coincident with or next following the date he or she was employed by the Speas Division of Sundor Brands, Inc., satisfied the eligibility requirements under the Master Plan, and attained age 18.

4.
Vesting. Unless previously vested under the terms of the Speas Savings Plan, each participant in the plan who was employed with the Speas Division of Sundor Brands, Inc. on April 1, 1995 had a nonforfeitable right in his or her entire account as of that date.

H.	Richardson-Vicks Savings Plan
1.
Background. Richardson-Vicks Inc. maintained the Richardson-Vicks Employee Savings Plan which was a continuation of the Richardson-Merrell Employee Savings Plan, established effective as of December 31, 1976.  Effective as of June 30, 1988, all contributions under the plan were frozen and participants became fully vested in their accounts. Generally effective as of January l, 1994, the plan was amended and restated by replacing its provisions with the provisions of the Master Plan, except as otherwise provided, and by renaming the plan the Richardson-Vicks Savings Plan.  Before March 1, 2002, Supplement H to the Master Plan constituted the separate defined contribution plan known as the Richardson-Vicks Savings Plan. That plan became part of the Subsidiaries Savings Plan on March 1, 2002.

2.
Applicability. The provisions of the Richardson-Vicks Savings Plan and the Subsidiaries Savings Plan, as successor plan, became applicable to eligible persons who were employed by Richardson-Vicks Inc. or its corporate successor on or after January 1, 1994, except as otherwise provided by the Subsidiaries Savings Plan or by law or regulation.

3.	Eligibility. A person became eligible under the Richardson-Vicks Savings Plan if he or she had amounts credited to an account under the plan on or before June 30, 1988.
4.
Vesting. Unless previously vested under the terms of the Richardson-Vicks Savings Plan, each participant in the plan who was employed with Richardson-Vicks Inc. or its corporate successor when the plan was frozen on June 30, 1988 had a nonforfeitable right in his or her entire account as of that date.

I.	Giorgio Savings Program
1.
Background. Effective August 30, 1994, The Procter & Gamble Company acquired Giorgio Beverly Hills, Inc. (“Giorgio”) from Avon Products, Inc. (“Avon”). Before the acquisition, certain employees of Giorgio participated in the Avon Employees’ Savings and Stock Ownership Plan (“Avon Plan”).  Pursuant to the sales agreement with Avon, assets under the Avon Plan with respect to the employees of Giorgio were transferred to a new plan to be maintained by Giorgio. The new plan established effective as of August 30, 1994 was known as the Giorgio Employee Savings Plan (“GESP”).

Effective as of midnight January 1, 1997, all assets under the Giorgio Beverly Hills Inc. Pension Plan (“Giorgio Pension Plan”), a qualified profit sharing plan, were transferred to the GESP pursuant to Code section 414(1).  The provisions of the Giorgio Pension Plan continued to apply in determining the benefits and rights of the participants under the GESP with respect to the transferred amounts and the earnings thereon, except as provided by law.
Effective as of May 1, 2001, the GESP was merged into the Procter & Gamble Subsidiaries Savings and Investment Plan and the portion of that plan pertaining to the Participants described in Supplement I was renamed the “Giorgio Savings Program.”
Effective May 1, 2002, the Procter & Gamble Subsidiaries Savings and Investment Plan was merged into the Subsidiaries Savings Plan.
2.
Applicability. The provisions of the Giorgio Savings Program and the Subsidiaries Savings Plan, as successor plan, became applicable to eligible persons who were employed by Giorgio or its corporate successor on or after August 30, 1994, and those former employees of Giorgio whose accounts under the Avon Plan were transferred to the Giorgio Savings Program or its predecessor plan, except as otherwise provided by the Subsidiaries Savings Plan or by law or regulation.

3.
Eligibility. A person became eligible under the Giorgio Savings Program if he or she was an employee of Giorgio Beverly Hills, Inc. on August 30, 1994 or had satisfied the eligibility conditions under the Master Plan and was an employee after that date, but before January 1, 1997.

4.
Vesting. Unless previously vested under the terms of the GESP, each participant in the program who was employed with Giorgio or its corporate successor when the plan was frozen on December 31, 1996 had a nonforfeitable right in his or her entire account as of that date.

J.	Dover Savings Program
1.
Background. Before June 28, 1996, the Scott Paper Company (“Scott”) maintained the Scott Paper Company Salaried Investment Plan (“Scott Plan”) for the benefit of its employees including those performing services at the plant maintained by Scott at Dover, Delaware.  The Procter & Gamble Company, through its affiliate, the Dover Wipes Company (“Dover”) acquired the plant maintained by Scott at Dover, Delaware effective as of June 28, 1996 (“Closing Date”) and many of the employees at that plant became employees of Dover.  Effective as of the closing date, Dover and the Procter & Gamble Company established the Dover Savings and Investment Plan (“Dover Plan”) to continue the savings program for the persons who had participated under the Scott Plan, to receive the account balances held on behalf of those persons, and to provide benefits for future Dover employees.

Effective as of January 1, 1998, the Dover Plan was amended and restated by replacing it with the provisions of the Master Plan and Supplement K, and by renaming it as the Dover Savings Plan.
The Dover Plan was frozen as of June 30, 1998.
Effective as of May 1, 2001, the Dover Plan was merged into the Procter & Gamble Subsidiaries Savings and Investment Plan and the portion of that plan pertaining to the participants described in Supplement K was renamed the Dover Savings Program.
Effective May 1, 2002, the Procter & Gamble Subsidiaries Savings and Investment Plan was merged into the Subsidiaries Savings Plan.
2.
Applicability. The provisions of the Dover Savings Program and the Subsidiaries Savings Plan, as successor plan, shall be applicable to eligible persons who were employed by The Dover Wipes Company or its corporate successor on or after January 1, 1998, except as otherwise provided by the Subsidiaries Savings Plan or by law or regulation.

3.
Eligibility. A person became eligible under the Dover Savings Program if he or she was a participant in the Scott Paper Company Salaried Investment Plan on June 28, 1996 or as of the first day of the first month he or she was an employee of Dover Wipes Company before June 30, 1998, but after the date he or she satisfied the eligibility requirements under the Master Plan and had one year of Vesting Service.

4.
Vesting. Unless previously vested under the terms of the Dover Savings Plan, each participant in the plan who was employed with Dover Wipes Company or its corporate successor when the plan was frozen on June 30, 1998 had a nonforfeitable right in his or her entire account as of that date.

K.	Millstone Savings Plan
1.
Background. Effective as of October 1, 1989, Millstone Coffee, Inc. (“Millstone”) adopted a profit sharing plan qualified under Code section 401 (a) for the benefit of its employees. Effective as of October 1, 1990, Millstone restated the plan, added a section 401(k) cash or deferred arrangement, and renamed the plan the Millstone Coffee, Inc. 401(k) Savings and Profit Sharing Plan (“Millstone Plan”). Effective July 1, 1994, Cascade Coffee, Inc. was merged into Millstone, and effective as of September 30, 1994, the Cascade Coffee, Inc.  Employee Savings Plan was merged into the Millstone Plan and the former employees of Cascade became eligible to participate in the Millstone Plan.  On December 1, 1995, the Procter & Gamble Company acquired Millstone, and a new plan, the Cascade Coffee, Inc. 401(k) Savings and Profit Sharing Plan, was established for the former employees of Cascade Coffee, Inc.  The account balances for those former employees were transferred to that plan on January 1, 1996.

The Millstone Plan was amended and restated as of October 1, 1998 by replacing it with the provisions of the Master Plan and Supplement L, and by renaming it as the Millstone Savings Plan.
Effective July 1, 2002, the Millstone Savings Plan was merged into the Subsidiaries Savings Plan.
2.
Applicability. The provisions of the Millstone Savings Plan and the Subsidiaries Savings Plan, as successor plan, became applicable to eligible persons who were employed by Millstone Coffee, Inc. or its corporate successor on or after October 1, 1998, except as otherwise provided by the Subsidiaries Savings Plan or by law or regulation.

3.
Eligibility. A person became eligible under the Millstone Savings Plan if he or she was an employee of Millstone Coffee, Inc. as of October 1, 1996 and had satisfied the eligibility conditions under the Master Plan except that he or she may not be excluded because of representation by a collective bargaining unit as of that date.

4.
Vesting. Unless previously vested under the terms of the Millstone Savings Plan, each participant in the plan who was employed with Millstone Coffee, Inc. or its corporate successor when the plan was frozen on June 30, 2002 had a nonforfeitable right in his or her entire account as of that date.

L.	Tambrands Savings Plan
1.
Background. Pursuant to a merger agreement dated April 8, 1997 between The Procter & Gamble Company, C.R. Macintosh, Inc. and Tambrands, Inc. Tambrands, Inc. became a wholly owned subsidiary of The Procter & Gamble Company, Before the acquisition, Tambrands, Inc. maintained the Tambrands, Inc. Savings Plan for the benefit of its employees.  The Tambrands, Inc. Savings Plan was restated and amended as of July 1, 1990.  Effective as of July 1, 1999, the Tambrands, Inc. Savings Plan was amended and restated again by replacing it with the provisions of the Master Plan and Supplement M, and by renaming it as the Tambrands Savings Plan.  The plan was frozen as of June 30, 1999 and merged into the Subsidiaries Savings Plan as of November 2, 2001.

2.
Applicability. The provisions of the Tambrands Savings Plan and the Subsidiaries Savings Plan, as successor plan, became applicable to eligible persons who were employed by Tambrands, Inc. or its corporate successor on or after July 1, 1999, except as otherwise provided by the Subsidiaries Savings Plan or by law or regulation.

3.
Eligibility. A person became eligible under the Tambrands Savings Plan as of the first day of the first payroll period in a calendar month in which he or she was an employee of Tambrands, Inc. before July 1, 1999, but after he or she had attained age 18, was credited with at least one year of Eligibility Service, was not excluded from participation under the Master Plan, was not a nonresident alien who received from Tambrands, Inc. any earned income as defined in Code section 911 (d)(2) that is income from sources within the United States as defined in Code section 861(a)(3), and was not an employee classified as an Expatriate on Temporary Assignment in the United States.

4.
Vesting. Unless previously vested under the terms of the Tambrands Savings Plan, each participant in the plan who was employed with Tambrands, Inc. when the plan was frozen on June 30, 1999 had a nonforfeitable right in his or her entire account as of that date.

M.	Maryland Club Foods Savings Program
1.
Background. Effective April 1, 1989, Maryland Club Foods, Inc. (“Maryland Club”) established a profit sharing plan known as the Maryland Club Foods. Inc. Retirement Savings Plan (“Maryland Club Plan”).  In October, 1989, The Procter & Gamble Company acquired Maryland Club. Effective May 1, 1994, Sundor Brands, Inc. became the sponsor of the Maryland Club Plan.  On May 4, 1994, Maryland Club was sold, contributions under the Maryland Club Plan ceased, and all Accounts became fully vested.  The Maryland Club Plan was consolidated with the Fisher Nut Savings Plan and the Shulton Savings Plan on January 1, 1996 to form a plan known as the Procter & Gamble Subsidiaries Savings and Investment Plan, but the relevant portions of the Maryland Club Plan document continued to determine the benefits that had accrued under the Maryland Club Plan.  As of January 1, 1999, the terms of the Maryland Club Plan were amended and restated by replacing them with the terms of the Master Plan and Supplement N, to be known as the Maryland Club Foods Savings Program.  Effective as of May 1, 2002, the Procter & Gamble Subsidiaries Savings and Investment Plan was merged into the Subsidiaries Savings Plan.

2.
Applicability. The provisions of the Maryland Club Foods Savings Program and the Subsidiaries Savings Plan, as successor plan, became applicable to eligible persons who were employed by Maryland Club Foods, Inc. on or after January 1, 1999, except as otherwise provided by the Subsidiaries Savings Plan or by law or regulation.

3.	Eligibility. A person became eligible under the Maryland Club Foods Savings Program if he or she had amounts credited to an account under the program on or before May 4, 1994.
4.
Vesting. Unless previously vested under the terms of the Maryland Club Foods Savings Plan, each participant in the plan who was employed with Maryland Club Foods, Inc. when the plan was frozen on May 4, 1994 had a nonforfeitable right in his or her entire account as of that date.

N.	The Iams Savings Plan
1.
Background. Effective October 1, 1986, The Iams Company established The Iams Company Savings Plan (“Iams Plan”).  As of August 31, 1999, The Procter & Gamble Company acquired The Iams Company. Effective as of December 1, 2001, the Iams Plan was merged into the Subsidiaries Savings Plan.

2.
Applicability. The provisions of the Subsidiaries Savings Plan became applicable to eligible persons who were employed by The Iams Company or its corporate successor on or after December 1, 2001, except as otherwise provided by the Subsidiaries Savings Plan or by law or regulation.

3.	Eligibility. A person became eligible under the Iams Savings Plan if he or she had amounts credited to an account under the plan on or before December 1, 2001.
4.
Vesting. Unless previously vested under the terms of the Iams Savings Plan, each participant in the plan who was employed with The Iams Company or its corporate successor when the plan was frozen on December 31, 2000 had a nonforfeitable right in his or her entire account as of that date.

O.	Recovery Engineering Savings Plan
1.
Background. Effective July 1, 1992, PUR Water Purification Products, Inc. established The Recovery Engineering, Inc. Salaried Savings Plan (“Recovery Plan”) for certain employees of Recovery Engineering, Inc.  As of October 7, 1999, The Procter & Gamble Company acquired PUR Water Purification Products, Inc. Effective as of December 1, 2001, the Recovery Plan was merged into the Subsidiaries Savings Plan.

2.
Applicability. The provisions of the Subsidiaries Savings Plan became applicable to eligible persons who were employed by PUR Water Purification Products, Inc. or its corporate successor on or after December 1, 2001, except as otherwise provided by the Subsidiaries Savings Plan or by law or regulation.

3.	Eligibility. A person became eligible under the Recovery Plan if he or she had amounts credited to an account under the plan on or before December 1, 2001.
4.
Vesting. Unless previously vested under the terms of the Recovery Plan, each participant in the plan who was employed when the plan was frozen on July 1, 2000 had a nonforeitable right to his or her account as of that date.

THE PROCTER & GAMBLE COMPANY
Cincinnati, Ohio
RESOLUTION TO AMEND
 THE PROCTER & GAMBLE SAVINGS PLAN
WHEREAS, The Procter & Gamble Company (“Company”) established The Procter & Gamble Savings Plan (“Savings Plan”) for the exclusive benefit of eligible employees of the Company and its affiliates;
WHEREAS, the Company desires to amend the Savings Plan to clarify when funds that were transferred into the Savings Plan from The Gillette Company Employee Stock Ownership Plan (“Gillette ESOP”) may be transferred back to the Gillette ESOP;
WHEREAS, the Company also desires to amend the Savings Plan to make certain hardship withdrawal changes;
WHEREAS, Article 13 of the Savings Plan provides that the Company’s Board of Directors or its delegate is authorized to amend the Savings Plan; and
WHEREAS, pursuant to a resolution of the Company’s Board of Directors and a delegation of authority by the Company’s Chief Human Resources Office, the Company’s Vice President, North America Human Resources, is authorized to adopt amendments to the Savings Plan.
NOW THEREFORE BE IT RESOLVED, the Savings Plan is hereby amended, effective January 1, 2020, unless otherwise specified herein, as follows:
1.	The first sentence of the definition of “Account” under Article 2 is amended to read as follows:
“Account” means, collectively or individually as the context indicates, a Participant’s Before-Tax Account, After-Tax Account, Rollover Contribution Account, Company Contribution Account, Transferred Company Contribution Account, Prior Plan Money Account, QNEC Account, ESOP Transferred Account, Roth Account, In-Plan Roth Conversion Account, and such other Accounts as the Plan Administrator deems advisable to administer the Plan.
2.	Effective July 1, 2020 the first sentence of Section 7.2(d) is amended to read as follows:
Before a Participant attains age 59½, the Participant may make a withdrawal from his or her Before-Tax Account, Roth Account, and QNEC Account solely on account of a financial hardship, as determined in the sole discretion of the Plan Administrator in accordance with uniform rules, as described below.

3.	Section 7.2(d)(1) is replaced in its entirety as follows:
(1)
Such a withdrawal shall be made only if the withdrawal is on account of an immediate and heavy financial need of the Participant and is necessary to satisfy such financial need.  A withdrawal shall be deemed to be on account of an immediate and heavy financial need if such withdrawal is for one of the following reasons:

(A)
Payment of expenses for (or necessary to obtain) medical care that would be deductible under Code section 213(d) (determined without regard to whether the expenses exceed 7.5 percent of adjusted gross income) for the Participant, his or her spouse, his or her primary Beneficiary, or his or her dependents.

(B)	Payment of costs directly related to the purchase of a home (excluding mortgage payments) as a principal residence for the Participant.
(C)
Payment of tuition and related educational expenses, including room and board, for up to the next 12 months for post-secondary education for the Participant, his or her spouse, his or her primary Beneficiary, his or her children, or his or her dependents (as defined in Code section 152, but without regard to Code sections 152(b)(1), (b)(2), and (d)(1)(B)).

(D)	Payments necessary to prevent the Participant’s eviction from or foreclosure on the Participant’s principal residence.
(E)
Payments for burial or funeral expenses for the Participant’s deceased parent, spouse, primary Beneficiary, children, or dependents (as defined in Code section 152, but without regard to Code sections 152(b)(1), (b)(2), and (d)(1)(B)).

(F)
Payment of expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Code section 165 (determined without regard to subsection (h)(5) and without regard whether the loss exceeds 10% of adjusted gross income).

(G)
Effective July 1, 2020, expenses and losses (including loss of income) incurred by the Participant as a result of a disaster declared by the Federal Emergency Management Agency (“FEMA”) under the Robert T. Stafford Disaster Relief and Emergency Assistance Act, Public Law 100-707, provided that the Participant’s principal residence or principal place of employment at the time of the disaster was located in an area designated by FEMA for individual assistance with respect to the disaster.

4.	Section 7.2(d)(2)(E) is replaced in its entirety as follows:
(E)
Effective January 1, 2020, the requirement that the Participant’s Elective Contributions and elective contributions to any other plan sponsored by the Employer or an Affiliate be suspended for six months after receipt of the withdrawal is eliminated.  Any suspensions of Elective Contributions in effect on January 1, 2020 will be lifted, regardless of the date of the Participant’s hardship withdrawal.  Effective with respect to withdrawals made on or after January 1, 2020, a Participant will be required to certify, in writing or electronically, that he or she has insufficient cash or other liquid assets reasonably available to satisfy the need.  The Plan Administrator may rely on such certification unless the Plan Administrator has knowledge to the contrary.

5.	Effective July 1, 2020, Section 7.2(d)(4) is eliminated in its entirety.
6.	Section 7.2(g)(2) is replaced in its entirety with the following:
In the event that the Participant terminates employment and is eligible for health coverage under a retiree health plan sponsored by the Company or one of its subsidiaries (“Retiree Health Plan”), including but not limited to the Gillette Retiree Medical Plan (formerly known as “The Gillette Company Retiree/LTD Medical Program”), the Participant may authorize the transfer of the funds in his or her ESOP Transferred Account directly from this Plan to the Gillette ESOP.  The initial value under the Gillette ESOP shall be equal to the value of the ESOP Transferred Account under this Plan immediately before such transfer.
7.	The three paragraphs under Section 8.8(c) are renumbered as (1), (2), and (3).
8.	Section 11.4 is replaced in its entirety with the following:
If a Participant in this Plan is or becomes a participant in another qualified defined contribution plan (other than the PST) maintained by the Employer or Affiliate, assets allocated to the Participant’s Account under this Plan may be transferred, at the direction of the Company, to his or her account under such other qualified plan.  Following the transfer, the Plan shall have no further obligation to the Participant.
This amendment has been executed this 11th day of December, 2019.
THE PROCTER & GAMBLE COMPANY
By: /s/ Vinitaa Jayson
Vinitaa Jayson
Title: Vice President, North America Human Resources

THE PROCTER & GAMBLE COMPANY
Cincinnati, Ohio
RESOLUTION TO AMEND
 THE PROCTER & GAMBLE SAVINGS PLAN
WHEREAS, The Procter & Gamble Company (“Company”) established The Procter & Gamble Savings Plan (“Plan”) for the exclusive benefit of eligible employees of the Company and its affiliates;
WHEREAS, the Company desires to amend the Plan to clarify the representative one-year period for determining whether a participant is a highly compensated employee for a given plan year;
WHEREAS, Article 13 of the Plan provides that the Company’s Board of Directors or its delegate is authorized to amend the Plan; and
WHEREAS, pursuant to a resolution of the Company’s Board of Directors and a delegation of authority by the Company’s Chief Human Resources Office, the undersigned is authorized to adopt amendments to the Plan.
NOW THEREFORE BE IT:
RESOLVED, effective July 1, 2007, “Highly Compensated Employee” as defined in Article 2 of the Plan is hereby replaced in its entirety to read as follows:
“Highly Compensated Employee” means an Employee who—
(a)	was a 5-percent owner (within the meaning of Code section 416(i)(1)(B)) at any time during the Plan Year or the preceding Plan Year, or
(b)
during the preceding Plan Year received compensation from the Employer and Affiliates in excess of $80,000 (or such other amount as is in effect for the year under Code section 414(q) to reflect changes in the cost of living).

(c)	Special Rules.
(1)
An Employee who is a nonresident alien and who receives no earned income (within the meaning of Code section 911(d)(2)) from the Employer or an Affiliate that constitutes income from sources within the United States is not treated as an Employee for the purpose of this section.

(2)
A former Employee is treated as a Highly Compensated Employee if he or she was a Highly Compensated Employee at separation from service or was a Highly Compensated Employee at any time after attaining age 55.

Whether any individual is treated as a Highly Compensated Employee shall be determined in accordance with the rules of section 414(q) of the Code and any regulations thereunder, including any determination by the Plan Administrator regarding the period for the determination of Highly Compensated Employees or the definition of compensation used to identify Highly Compensated Employees.

This amendment has been executed this 9th day of September, 2020.
THE PROCTER & GAMBLE COMPANY
By:
/s/ Vinitaa Jayson
Vinitaa Jayson
Title: Senior Vice President, North America Human Resources

THE PROCTER & GAMBLE COMPANY
PARTICIPATING AFFILIATES FOR THE P&G SAVINGS PLAN
The Procter & Gamble Company (“Company”) sponsors the Procter & Gamble Savings Plan (“Plan”) for the benefit of employees of the Company and certain participating Affiliates.
The undersigned is authorized under Section 3.4 of the Plan to designate the Affiliates of the Company that participate under the Plan.
Accordingly, effective January 1, 2022 (unless otherwise noted below), I hereby clarify and (to the extent necessary) designate that the following Affiliates of the Company are the Affiliates designated to participate under the Plan:
•	The Procter & Gamble Manufacturing Company (LE 002)
•	The Procter & Gamble Distributing LLC (LE 003)
•	P&G Productions Inc. (LE 004)
•	The Procter & Gamble U.S. Business Services Company (LE 005)
•	The Procter & Gamble Paper Products Company (LE 007)
•	Procter & Gamble RHD, Inc. (LE 018)
•	The Dover Wipes Company (LE 065)
•	The Gillette Company LLC (LE 069)
•	Tambrands Inc. (LE 089)
•	Procter & Gamble Hair Care LLC (LE 094)
•	Oral-B Laboratories (LE 170)
•	iMFLUX Inc. (LE 2348)
•	Zenlen, Inc. (LE 2438) (effective, March 1, 2022)
•	First Aid Beauty Limited (LE 2455)
Further, any non-U.S. Affiliate that employs U.S.-based Employees while such Employees are on expatriate assignments; provided such Employees were participants in the Plan immediately before going on expatriate assignments and continue to otherwise meet the conditions for participation set forth in Section 3.1 of the Plan, will be considered an Affiliate that is designated to participate under the Plan with respect to and to the extent necessary for such Employees to continue participating in the Plan while they are on expatriate assignments, and not with respect to any other employee of such non-U.S. Subsidiary.1
This resolution has been executed this 15th day of December, 2021.
THE PROCTER & GAMBLE COMPANY
By:    /s/ Vinitaa Jayson
Vinitaa Jayson
Title: Senior Vice President, Human Resources, North America

1 On October 31, 2016, a list of Affiliates was clarified and (to the extent necessary) designated as the Affiliates of the Company that participate under the Plan.  The designations on that date did not address non-U.S. Affiliates that employ U.S.-based Employees on expatriate assignments outside the U.S.  The above paragraph is intended to clarify the treatment of such non-U.S. Affiliates with respect to the Plan as of that date.

THE PROCTER & GAMBLE COMPANY
Cincinnati, Ohio
RESOLUTION TO APPROVE MERGER OF THE ZENLEN, INC. 401(K) PLAN
 INTO THE PROCTER & GAMBLE SAVINGS PLAN
WHEREAS, The Procter & Gamble Company (“P&G”) sponsors the Procter & Gamble Savings Plan (“P&G Savings Plan”) for the benefit of employees of P&G and certain participating Affiliates; and
WHEREAS, pursuant to a resolution of P&G’s Board of Directors and a delegation of authority by P&G’s Chief Human Resources Officer, the undersigned is authorized to act on behalf of P&G to approve certain necessary actions with respect to the P&G Savings Plan.
NOW THEREFORE BE IT:
RESOLVED, effective September 28, 2022, or as soon as reasonably practicable thereafter, P&G hereby approves the merger of the Zenlen, Inc. 401(k) Plan (“Zenlen Plan”) into the P&G Savings Plan, and that the account balances of each participant under the Zenlen Plan shall be transferred to corresponding accounts for each such participant under the P&G Savings Plan, subject to the following:
1.	Any outstanding, deemed distributed loans transferred from the Zenlen Plan shall be subject to the terms and conditions of the P&G Savings Plan and the P&G Savings Plan’s loan policies;
2.
Any company contributions transferred from the Zenlen Plan (including matching contributions, profit sharing contributions, and other company contributions) shall be transferred to the Prior Plan Money Account, and shall be subject to the same withdrawal and loan restrictions applicable to the Prior Plan Money Account; and

3.	All contributions transferred from the Zenlen Plan will be 100% vested at all times.
This resolution has been executed this 23rd day of September, 2022.
THE PROCTER & GAMBLE COMPANY
By:    /s/ Vinitaa Jayson
Vinitaa Jayson
Title: Senior Vice President, Human Resources, North America

THE PROCTER & GAMBLE COMPANY
Cincinnati, Ohio
RESOLUTION TO AMEND
 THE PROCTER & GAMBLE SAVINGS PLAN
WHEREAS, The Procter & Gamble Company (“P&G”) sponsors the Procter & Gamble Savings Plan (the “Plan”) for the exclusive benefit of its eligible employees and the eligible employees of its affiliates;
WHEREAS, pursuant to Article 13, P&G’s Board of Directors has reserved the right to amend the Plan;
WHEREAS, P&G desires to clarify certain provisions related to the Plan definition of Compensation and certain rules regarding elective deferrals; and
WHEREAS, pursuant to a resolution of P&G’s Board of Directors and a delegation of authority by P&G’s Chief Human Resources Officer, the undersigned is authorized to adopt amendments to the Plan.
NOW THEREFORE BE IT:
RESOLVED, that the Plan is hereby amended as follows:
1.	The definition of “Compensation”, as set forth in Article 2 of the Plan, is amended to read as follows:
“Compensation” for any Employee shall include the Employee’s wages within the meaning of section 3401(a) of the Code and all other payments of compensation to the Employee by an Employer for which the Employer is required to furnish the Employee with a written statement under Code sections 6041(d), 6051(a)(3), and 6052 (Form W-2), plus the Employee’s Elective Contributions and all salary reduction contributions made to other Code section 401(k), Code section 125 and Code section 132(f)(4) plans of the Employer or an Affiliate on behalf of the Employee.  Compensation shall include only (i) amounts described above that are paid as part of a normally scheduled pay cycle, e.g., Compensation does not include bonus amounts, equity incentive compensation, or special separation payments that are paid on an out-of-cycle basis, (ii) amounts described above that are paid prior to severance from employment, (iii) regular pay, overtime, commissions, payments for unused accrued bona fide vacation, and similar payments that would have been paid prior to severance from employment if the employee had not terminated employment and that are paid by the later of 2 ½ months after severance from employment or the end of the Plan Year in which severance from employment occurs, and (iv) military differential payments, regardless of the timing of the payments, but only to the extent that the payments do not exceed the pay that the Participant would have received if he or she had remained actively employed by the Company rather than entering qualified military service.  With respect to any non-resident alien Participant, Compensation includes such compensation without regard to whether it is derived from sources within the United States or effectively connected with the conduct of a trade or business within the United States.  Compensation taken into account shall not exceed $305,000, as adjusted for the Plan Year for cost-of-living increases in accordance with section 401(a)(17) of the Code.
2.	Section 4.1(a) is amended to read as follows:
(a)
In General. Subject to the limitations of this Article 4 and any additional limits established by the Plan Administrator, an Eligible Employee may, as soon as administratively practicable following becoming an Eligible Employee, become a Participant and elect to reduce his or her Compensation for each pay period by a specified percentage between one half of one percent (0.5%) and fifty percent (50%) (elected in full or half percentage increments) pursuant to a Compensation Reduction Agreement.  The Employer shall contribute to the Plan on behalf of the Participant an amount equal to the amount of the Participant’s reduction in Compensation. An Eligible Employee may designate whether such Elective Contributions made on his or her behalf shall be Before-Tax Contributions or Roth Contributions, in accordance with section 4.1(b).  In the event an Eligible Employee fails to make such a designation, any Elective Contributions made on his or her behalf shall be Before-Tax Contributions.  The Participant’s Elective Contributions shall be allocated to his or her Before-Tax or Roth Account, as applicable.

This amendment has been executed this 27th day of June, 2023.

THE PROCTER & GAMBLE COMPANY
By:	/s/ Annie Huang
Annie Huang
Title:	Senior Vice President, North America Human Resources